U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1
TO
FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Ithrive PH, Inc.
(Exact name of issuer as specified in its charter)

Delaware
(State of other jurisdiction of incorporation or organization)

5415 W. Cedar Lane
Bethesda, MD 20814
610-453-9079
www.iqyouhealth.com
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

Kendall A. Almerico
DiMuroGinsberg, P.C.
1101 King Street, Suite 610
Alexandria, Virginia 22314
Office: 703-684-4333
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

8000	81-3917776
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated March 19, 2018

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Ithrive PH, Inc.
5415 W. Cedar Lane
Bethesda, MD 20814
www.iqyouhealth.com

8,333,333 Shares of Class A Non-Voting Common Stock at $3.00 per Share
Minimum Investment: 66 Shares ($198.00)
Maximum Offering: $25,000,000.00

See The Offering (Page 8) and Securities Being Offered (Page 45) For Further Details
None of the Securities Offered Are Being Sold By Present Security Holders
This Offering Will Commence Upon Qualification of This Offering by
the Securities and Exchange Commission and Will Terminate October 9, 2018,
Unless Extended To A Later Date if the Company in its Sole Discretion Extends the Offering
Beyond October 9, 2018.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGE 9 THROUGH PAGE 23 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING

THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Proceeds to Company Before Expenses, Discounts and Commissions (1)
Per Share	$3.00	$3.00
Minimum Investment	$198.00	$198.00
Maximum Offering	$25,000,000.00	$25,000,000.00

(1) Does not include expenses of the offering (other than broker-dealer service fees as set out below), which are estimated to not exceed $300,000.00 and which include, among other things, legal fees, accounting, due diligence, marketing, consulting, administrative services, reproduction expenses, costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. Additionally, the Company estimates that broker-dealer service fees will be $1,250,000 in the aggregate, plus 0.25% five-year cashless warrants, assuming a sale of all 8,333,333 shares of common stock for an aggregate purchase price of $25,000,000. If the company engages the services of additional broker-dealers in connection with the offering, their commissions will be an additional expense of the offering. The company expects to enter into service agreements with JumpStart Securities, LLC ("JumpStart"), a member of FINRA, to provide subscription and administrative services for the offering. JumpStart Securities, LLC is not an underwriter and will not be paid underwriting fees, but will be paid service fees. Currently, there are no finder's fees or other fees being paid to third parties from the proceeds, other than those disclosed below. JumpStart is expected to agree that their total fees (including their broker-dealer service fees), in the aggregate, shall not exceed $1,492,000.00. See the "Plan of Distribution" for details regarding the compensation payable in connection with this offering.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering (the "Offering") consists of Class A Non-Voting Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Ithrive

PH, Inc., a Delaware Corporation ("Ithrive PH, Inc." or the "Company"). There are 8,333,333 Shares being offered at a price of $3.00 per Share with a minimum purchase of 66 Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Jumpstart Securities Inc. ("Jumpstart"), a broker/dealer registered with the Securities and Exchange Commission (the "SEC") and a member of the Financial Industry Regulatory Authority ("FINRA"). The maximum aggregate amount of the Shares offered is $25,000,000.00 (the "Maximum Offering"). The minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its initial closing is 66 Shares ($198.00).

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business on October 9, 2018, unless sooner terminated or a later date if the Company in its sole discretion extends the offering beyond October 9, 2018. Pending each closing, payments for the Shares will be deposited in an escrow account set up by Prime Trust, LLC to be held in escrow for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received by the escrow agent shall be held only in a non-interest-bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

_____________________________

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

_____________________________

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY'S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward- looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ''anticipate," ''estimate," "expect," "project," "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward- looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

_________________________________________

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1- A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

TABLE OF CONTENTS

OFFERING SUMMARY AND RISK FACTORS	9
OFFERING SUMMARY	9
PERKS	9
The Offering	11
RISK FACTORS	13
DILUTION	27
PLAN OF DISTRIBUTION	31
USE OF PROCEEDS TO ISSUER	34
DESCRIPTION OF BUSINESS	36
The Historical Business	36
Origins of the Company	37
The Company's IQYOU Health Portal	37
Customer Acquisition and Marketing	41
Competition	41
DESCRIPTION OF PROPERTY	44
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	44
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	47
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	49
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	51
CAPITALIZATION TABLE	51
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	53
SECURITIES BEING OFFERED	53
DISQUALIFYING EVENTS DISCLOSURE	55
ERISA CONSIDERATIONS	55
INVESTOR ELIGIBILITY STANDARDS	57
SIGNATURES	59
ACKNOWLEDGMENT ADOPTING TYPED SIGNATURES	59
FINANCIAL STATEMENTS	61
PART III: EXHIBITS	
Broker-Dealer Services Agreement with Jumpstart Securities LLC	1A-1
Charter (including amendments)	1A-2
Bylaws	1A-2B
Subscription Agreement	1A-4
Material Contracts	1A-6
Escrow Agreement with PrimeTrust LLC	1A-8
Consent of Independent Auditors	1A-11
Legal Opinion of Kendall Almerico - DiMuroGinsberg	1A-12
Testing The Waters	1A-13

OFFERING SUMMARY AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Class A Non-Voting Stock
Price Per Share:	$3.00
Minimum Investment:	$198 per investor (66 Shares of Class A Non- Voting Stock)
Maximum Offering:	$25,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	8,333,333 Shares of Class A Non-Voting Stock
Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 34 herein.
Voting Rights:	The Shares have no voting rights. See the description of the voting rights all the Company's other classes of stock on page 45 herein.
Length of Offering:

Shares will be offered on a continuous basis until either (1) October 9, 2018, (2) the maximum number of shares or sold; (3) a later date if the Company in its sole discretion extends the offering beyond October 9, 2018, or (4) the Company in its sole discretion withdraws this Offering.

PERKS

The Company will provide the following perquisites ("perks") to investors in this offering, in addition to the Shares purchased, at each level of investment defined below, after a subscription for investment is accepted and after shares are issued to the investor:

Each shareholder will receive special "IQYOU Insider's Club Access." Benefits based on stock purchases will include:

If You Purchase at least $198 Of Stock (66 Shares), You Will Receive:

  Lifetime Members Only Area Access
  Basic Health and Wellness information
  1-time Free Shipping Coupon
  1-time 25% Off Product Coupon
  3-months access to IQYOU

If You Purchase at least $498 Of Stock (166 Shares), You Will Receive:

  Lifetime Members Only Area Access
  Basic Health and Wellness information
  3-time Free Shipping Coupon
  3-time 25% Off Product Coupon
  Full Access to "Ask the Expert"
  1 -year access to IQYOU

If You Purchase at least $999 Of Stock (333 Shares), You Will Receive:

  Lifetime Members Only Area Access
  Basic Health and Wellness information
  10-time Free Shipping Coupon
  10-time 25% Off Product Coupon
  Full access to "Ask the Expert"
  "Live Nutritionist" access
  Full Access to Dr. P. Live Webinars
  3-year access to IQYOU

If You Purchase at least $2,499 Of Stock (833 Shares), You Will Receive:

  Lifetime Members Only Area Access
  Basic Health and Wellness information
  Lifetime Free Shipping
  Lifetime 25% Off Products
  Full access to "Ask the Expert"
  "Live Nutritionist" access
  Full Access to Dr. P. Live Webinars
  Lifetime membership to IQYOU

The Details:

Lifetime Members Only Area Access is a members-only portal that is exclusively provided to the Company's crowdfund members. This will be provided via the most widely accepted portal, which will be in an invite-only area of our Facebook site. Within this portal we will provide health factoids, general tips, health and well-being trends. There will be multiple levels of access based upon your Tier level.

Basic Health and Wellness Information will be provided to all Tier Members in the member-area of Facebook. IPH will update this information weekly through its numerous nutritionists, naturopath and other content writers.

Ask the Expert is a program for Tiers 2-4 which provides members with the opportunity to send an email to a health practitioner to get your questions answered. This program is invaluable for quick answers to your questions, where it might otherwise take a number of days to seek a practitioner for a consult.

"Live Nutritionist" access takes Ask the Expert to the next level by providing a Facebook Messenger or Chat features, conference calls and Facebook Live events to ask questions directly to our nutritionists in order to get fast results.

Free Shipping Coupon and 25% Off Product Coupon is available for any product or service on-line at IQYOU (www.iqyouhealth.com)

Dr. Joe Pizzorno Live webinars are monthly live events for Tier 3 and 4 members. This event will feature Dr. Joseph Pizzorno and other leading health practitioners, followed by a live Q&A session each time. This is a rare opportunity to learn from "The Father of Natural Science-Based Medicine" and who has been called "One of the Top 10 leading health visionaries of the century". Dr. Pizzorno lectures around the world as the headliner at top health conferences. Members have the exclusive opportunity for this rare connection each month.

The cost of the "25% Off Coupon" will be shown as a contra-revenue line item in the financial statement for the period in which the coupon was used by the customer. The rest of the perks will be expensed in the period in which they are utilized by the recipients, at a value equal to the out- of-pocket costs incurred by the Company in each case. The issuance of these perks will have no meaningful impact on the offering proceeds, offering costs or use of proceeds since the Company will be receiving the full subscription amount from each investor ($500, $1,000 or $2,500 in the examples shown above).

The Offering

Class A Common Stock Outstanding incl. cashless warrants	9,437,737 shares
Class A Common Stock in this Offering	8,333,333 shares
Class B Common Stock Outstanding	18,562,263 shares
Preferred Stock Outstanding	0 shares
Stock to be outstanding after the offering	36,354,166 shares

1. There are three classes of stock in the Company at present: Class A Non-Voting Stock, Class B Voting Stock, and Preferred Stock. For a full description of the rights of each class of stock, please see the section of this Offering Circular entitled "Business" on page 44 below.

2. The total number of Shares of Class A Non-Voting Stock (17,791,903) assumes that the maximum number of Shares are sold in this offering (8,333,333) and that 20,833 shares of Class A Common Stock will be exercisable via warrants to be paid to the broker dealer assuming the Offering is fully subscribed. This number of shares/warrants will be less if the Offering is not fully subscribed.

3. All Shares of Class B Voting Stock are held by Marc Issacson, President & CEO of the Company (see section of this Offering Circular entitled "Directors, Executive Officers and Significant Employees").

RISK FACTORS

The purchase of the Company's Class A Non-Voting Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward- looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.

The Company Is Dependent Upon Its Management, Founders, Key Personnel and Consultants to Execute the Business Plan, And Many Of Them Will Have Concurrent Responsibilities At Other Firms

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Many of them will have concurrent responsibilities at other entities such as VGA (an affiliated company as discussed below). Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan, however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation t hat would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes - Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled "Interest of Management and Others in
Certain Related-Party Transactions and Agreements"

Changes In Employment Laws Or Regulation Could Harm The Company's Performance.

Various federal and state labor laws govern the Company's relations hip with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of the Patient Protection and Affordable Care Act, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government- imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company's Bank Accounts Will Not Be Fully Insured

The Company's regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company's Business Plan Is Speculative

The Company's present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company Faces Significant Competition in the United States and Elsewhere

The Company will face significant competition in the United States and elsewhere (please see the sub- section entitled "Competition" within the section entitled "Description of the Business".

The Company Will Likely Incur Debt

The Company will likely incur debt (including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company's Expenses Could Increase Without a Corresponding Increase in Revenues

The Company's operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company's financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

An Inability to Maintain and Enhance Product Image Could Affect Your Investment

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company's products may be impacted for various reasons including, but not limited to, bad publicity, litigation, and complaints from regulatory bodies. Such problems, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

If We Are Unable To Effectively Protect Our Intellectual Property, It May Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL.

Computer, Website or Information System Breakdown Could Affect The Company's Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our rema ining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundrais ing activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding stock which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his shares. The majority of our currently outstanding shares of stock is beneficially owned and controlled by a group of insiders, including our employees, dir ectors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares in the event that we merge with a third party or enter into different transactions which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company's Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

  whether the Company can obtain sufficient capital to sustain and grow its business our ability to manage the Company's growth
  whether the Company can manage relationships with key vendors and advertisers demand for the Company's products and services
  the timing and costs of new and existing marketing and promotional efforts competition the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel the overall strength and stability of domestic and international economies consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, results of operations and financial condition.

To Date, The Company Has Had Operating Losses And Does Not Expect To Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company's inception, and the Company expects to continue to incur losses for the foreseeable future. Further, the Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, The Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company's Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business. Any infringement of the Company's proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company's proprietary rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company's future operating results.

The Ultimate Value of the Intellectual Property May Be Less Than What The Company Is Paying For It From VGA (A Related Party). Furthermore, The Company's Assets Are Securing The Loan Involving the Purchase Of That Intellectual Property.

The Company has entered into an "IP Sale, Transfer and Assignment Agreement", dated as of January 1, 2017, in which VGA has sold, transferred and assigned all of its rights, title and interest in certain Assigned Property as defined in that agreement. In return, the Company has (1) executed a Note to VGA in which it commits to pay the sum of $3,206,343.91 no later than December 31, 2021, and (2) agreed to pay to VGA a royalty in perpetuity equal to 2.5% of the Company's annual revenue from all sources. There is no guarantee that the Company's future revenues and profits from using that Intellectual Property will exceed the purchase price which it paid. Furthermore, the Note to VGA is secured by all of the Company's assets including the Intellectual Property, and these assets can be foreclosed on by VGA if the Note is not fully paid (including interest) per the terms of that Note.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

If The Company Fails To Maintain And Enhance Awareness Of The Company's Brand, The Company's Business And Financial Results Could Be Adversely Affected

The Company believes that maintaining and enhancing awareness of the Company's brand is critical to achieving widespread acceptance and success of the Company's business. The Company also believes that the importance of brand recognition will increase due to the relatively low barriers to entry in the Company's market. Maintaining and enhancing the Company's brand awareness may require the Company to spend increasing amounts of money on, and devote greater resources to, advertising, marketing and other brand-building efforts, and these investments may not be successful. Further, even if these efforts are successful, they may not be cost-effective. If the Company is unable to continuously maintain and enhance the Company's media presence, the Company's market may decrease and the Company may fail to attract advertisers and subscribers, which could in turn result in lost revenues and adversely affect the Company's business and financial results.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand name or if the Company incurs significant expenses promoting and maintaining the Company's brand name, it would have a material adverse effect on the Company's results of operations.

The Company Faces Competition In The Company's Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company's competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other informa tion may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company's Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the fa ilure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company's Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company's Expenses Could Increase Without a Corresponding Increase in Revenues

The Company's operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company's financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

Inability to Maintain and Enhance Product Image Could Affect The Company

It is important that the Company maintains and enhances the image of its existing and new products and services. The image and reputation of the Company's products may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products or services sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's financial results and on your investment.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company's Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A "Best Efforts" Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum number of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

Investor Funds Will Not Accrue Interest While In Escrow Prior To Closing

All funds delivered in connection with subscriptions for the securities will be held in a non-interest-bearing escrow account until a closing of the Offering, if any. If we fail to hold a closing prior tothe termination date, investor subscriptions will be returned without interest or deduction.Investors in the securities offered hereby may not have the use of such funds or receive interestthereon pending the completion of the Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such dis tributions to ever be made.

There is No Public Trading Market for the Company's Shares

At present, there is no active trading market for the Company's securities and the Company cannot assure that a trading market will develop. The Company's Class A Non-Voting Stock has no trading symbol. In order to obtain a trading symbol and authorization to have the Company's securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority ("FINRA") of which there is no assurance, before active trading of the Company's securities could commence. If the Company's securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD's automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company's securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors' Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company's business, financial and management information reporting, and applicable holding periods have been satisfied.

Should Our Securities Become Quoted On A Public Market, Sales Of A Substantial Number Of Shares Of Our Stock May Cause The Price Of Our Stock To Decline

Should a market develop and our shareholders sell substantial amounts of our Shares in the public market, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and "forward- looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

The Company Has Significant Discretion Over The Net Proceeds Of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering Price For The Stock Offered Has Been Determined By The Company

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, our future prospects and our capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

You Should Be Aware Of The Long-Term Nature Of This Investment

There is not now, and likely will not be, a public market, for the Shares. Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have A Vote Or Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 22.92% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Class A Non-Voting Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Class A Non-Voting Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Class A Non-Voting Stock and the pro forma net tangible book value per share of our Class A Non-Voting Stock after this offering. As of June 30, 2017, the net tangible book value of the Company was negative $4,471,610 since the Company has not generated any revenue to date but had cumulative expenses equal to $4,471,710 and $100 in paid-in-capital. Based on the number of shares of Class A Non-Voting Stock (9,437,737) and Class B Voting Stock (18,562,263) issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately negative $0.16 ($0.16) per share on a pro forma basis. Net tangible book value per share consists of shareholders' equity adjusted for the retained earnings (deficit), divided by the total number of shares outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.56 per share.

Thus, if the Offering is fully subscribed, the net tangible book value per share owned by our current shareholders will have immediately increased by approximately $0.65 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.56 per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following tables illustrate the per Share dilution which would occur under each of the "Use of Proceeds" scenarios shown on p. 34 (after deducting the appropriate offering expenses and broker-dealer fees for each scenario):

If the total capital raised is $1,000,000:

Offering price per Share	$3.000

Net Tangible Book Value per Share before Offering (based on
28,000,000 shares)	($0.160)

Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 333,333 shares)	$ 0.0031

Net Tangible Book Value per Share after Offering (based on
28,333,333 shares)	($ 0.123)

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$3.123

*Before deduction of offering expenses

If the total capital raised is $5,000,000:

Offering price per Share*	$3.00

Net Tangible Book Value per Share before Offering (based on
28,000,000 shares)	($0.16)

Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 1,666,667 shares)	$ 0.16

Net Tangible Book Value per Share after Offering (based on 29,666,667 shares)	$ 0.02

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$2.98

*Before deduction of offering expenses

If the total capital raised is $10,000,000:

Offering price per Share*	$3.00

Net Tangible Book Value per Share before Offering (based on
28,000,000 shares)	($0.16)

Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 3,333,333 shares)	$ 0.30

Net Tangible Book Value per Share after Offering (based on 31,333,333 shares)	$ 0.18

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$2.82

*Before deduction of offering expenses

If the total capital raised is $15,000,000:

Offering price per Share*	$3.00

Net Tangible Book Value per Share before Offering (based on
28,000,000 shares)	($0.16)

increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 5,000,000 shares)	$ 0.43

Net Tangible Book Value per Share after Offering (based on 33,000,000 shares)	$ 0.32

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$2.68

*Before deduction of offering expenses

If the total capital raised is $20,000,000:

Offering price per Share*	$3.00

Net Tangible Book Value per Share before Offering (based on
28,000,000 shares)	($0.16)

increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 6,666,667 shares)	$ 0.54

Net Tangible Book Value per Share after Offering (based on 34,666,667 shares)	$ 0.45

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$2.55

*Before deduction of offering expenses

If the total capital raised is $25,000,000:

Offering price per Share*	$3.00

Net Tangible Book Value per Share before Offering (based on
28,000,000 shares)	($0.16)

Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 8,333,333 shares)	$ 0.65

Net Tangible Book Value per Share after Offering (based on 36,333,333 shares)	$ 0.56

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$2.44

*Before deduction of offering expenses

There is a material disparity between the price of the Shares in this Offering and the effective cash cost to existing shareholders for Shares acquired by them in a transaction during the past year. The Company's operations to date have been funded by bridge loans from new investors as well as payments made on its behalf by iThrive Health, LLC ("Village Green Apothecary" or "VGA"). Total funding provided by these sources from 2012 through June 30, 2017 amounted to $4,471,710 and has continued since then at a rate of about $100,000 per month. The average effective cash contribution for shares acquired by investors in transactions during the past year was approximately $0.79 per share, whereas the public contribution under this public offering will be $3.00 per share. Furthermore, it should be noted that the Class A shares received by the bridge lenders were actually "free shares" given to them as an equity kicker for having made the bridge loan. Each lender received approximately 1% of the Company's equity ownership for each $200,000 in bridge loans (pro-rated for smaller loans).

PLAN OF DISTRIBUTION

We are offering up to $25,000,000 in shares of our Class A Non-Voting Stock (the "Shares"). The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. The Company will not initially sell the Shares through commissioned broker-dealers, but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Offering Statement to describe the arrangement. The Company will undertake one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in an escrow account until the next closing after they are received by the escrow agent. There is no minimum offering amount for this offering and the Company may close on investor funds held in escrow at any time at its sole discretion. At each closing, funds held in escrow will be distributed to the company, and the associated Shares will be issued to the investors in such Shares. The Company may terminate the offering at any time for any reason at its sole discretion. None of the Shares being sold in this offering are being sold by existing securities holders. All of the Class A Non-Voting Stock was authorized as of January 1, 2017, and issued by the Company prior to this Offering.

Pursuant to the proposed escrow agreement, we will agree to pay Prime Trust, LLC fees for its services: (i) $500 for the segregated account set up fee, (ii) $25 per month account fees for so long as the offering is being conducted, (iii) an accounting fee of $5 per transaction, (iv) $5 per AML exception review, (v) any applicable fees for bank surcharges and fund transfers (e.g., ACH $.50, check $10, wire $15 domestic, $35 international), and (vi) any fees for Bad Actor Checks, which are $45 (per the issuer, domestic individual or domestic entity), $100 (per each foreign individual) or $160 (per each foreign entity). In no event shall such fees under the proposed escrow agreement exceed $325,000.00 in the aggregate.

All subscribers will be instructed by the Company or its agents to transfer funds by wire or ACH transfer directly to the escrow account established for this Offering or deliver checks made payable to "Prime Trust, as Escrow Agent to Investors in the Ithrive PH, Inc. Securities Offering" which the escrow agent shall deposit into such escrow account and release to the Company at each closing. The Company may terminate the Offering at any time for any reason at its sole discretion.

We intend to engage JumpStart Securities, LLC, ("JumpStart") a broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. Please see the "JumpStart Selling Agreement" for more information. Prior to our decision to pursue an offering of securities under Regulation A, on October 4, 2016, we entered into a general advisory and investment banking services agreement with JumpStart, under which JumpStart was retained to provide said services. JumpStart collected a non-refundable advisory fee of $15,000 as consideration for said agreement.

Proposed JumpStart Selling Agreement

1. Accept investor data from the company, generally via the FundAmerica LLC software system, but also via other means as may be established by mutual agreement;

2. Review and process information from potential investors, including but not limited to running reasonable background checks for anti-money laundering ("AML"), IRS tax fraud identification and USA PATRIOT Act purposes, and gather and review responses to customer identification information;

3. Review subscription agreements received from prospective investors to confirm they are complete;

4. Advise the company as to permitted investment limits for investors pursuant to Regulation A, Tier 2;

5. Contact the company and/or the company's agents, if needed, to gather additional information or clarification from prospective investors;

6. Provide the company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7. Serve as registered agent where required for state blue sky requirements, provided that in no circumstance will JumpStart solicit a securities transaction, recommend the company's securities or provide investment advice to any prospective investor;

8. Transmit data to the company's transfer agent in the form of book-entry data for maintaining the company's responsibilities for managing investors (investor relationship management, aka "IRM") and record keeping;

9. Keep investor details and data confidential and not disclose to any third party except as required by regulators, by law or in our performance under this Agreement (e.g. as needed for AML); and

10. Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

The Company shall pay Jumpstart a broker-dealer services fee equivalent to 5% of capital raised plus 0.25% five-year cashless warrants based on the capital raised. If the Offering is totally subscribed, this will result in 20,833 cashless warrants being issued to JumpStart.

In addition, JumpStart has agreed to pay certain fees on our behalf to third party provider for such services. Such fees include: (i) up to $1,000 for accounting fees charged by Prime Trust, LLC, (ii) up to $500 for ACH exception fees charged by Prime Trust, LLC, (iii) up to $4,000 for custodial account fees charged by Prime Trust, LLC and (iv) up to $5,000 for set up fees charged by FundAmerica. In no event shall the fees charged by JumpStart exceed a maximum of $1,492,000.00 in the aggregate. Administrative service fees will be charged to Issuer at the time of the service.

Any subscription checks should be sent to Prime Trust, LLC, 10890 S. Eastern Avenue, Suite 114, Henderson, NV 89052, and be made payable to "Prime Trust, LLC as Escrow Agent for Investors in the iThrive PH Inc. Securities Offering." If a subscription is rejected, funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by us of a subscription, a confirmation of such acceptance will be sent to the subscriber by the company. Prime Trust LLC has not investigated the desirability or advisability of investment in the shares nor approved, endorsed or passed upon the merits of purchasing the shares.

JumpStart is not participating as an underwriter and under no circumstance will it solicit any investment in the company, recommend the company's securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. JumpStart is not distributing any securities offering prospectuses or making any oral representations concerning the securities offering prospectus or the securities offering. Based upon JumpStart's anticipated limited role in this offering, it has not and will not conduct extensive due diligence of this securities offering and no investor should rely on JumpStart's involvement in this offering as any basis for a belief that it has done extensive due diligence. JumpStart does not expressly or impliedly affirm the completeness or accuracy of the Offering Circular presented to investors by the issuer. All inquiries regarding this offering should be made directly to the company.

There are no plans to return funds to subscribers if all of the securities to be offered are not sold. Subscribers have no right to a return of their funds unless no closings have occurred by the termination date of the Offering, in which event investor funds held in escrow will promptly be refunded to each investor without interest or deduction. There is no minimum subscription amount required (other than a per investor minimum purchase) to break escrow and distribute funds to the Company. There will be no material delay in the payment of the net proceeds of the Offering by Jumpstart to the Company.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

Integral Transfer Agency USA Inc. will serve as transfer agent to maintain shareholder information on a book-entry basis.  The fee for this service is $150.00 per month plus additional fees for services performed.

In addition, we plan to enter into an agreement with FundAmerica, LLC to provide technology related services relating to the Offering. Pursuant to the proposed Technology Agreement, we will agree to pay FundAmerica, LLC $500 per month for the setup service and API license. In no event shall such fees under the proposed Technology Agreement exceed $300,000.00.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $25,000,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $23,750,000 after the payment of offering costs including broker-dealer related fees1, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely

1 We expect to enter into service agreements with JumpStart Securities, LLC, a member of FINRA, to provide subscription and administrative services for the offering. JumpStart Securities, LLC is not an underwriter and will not be paid selling commissions or underwriting fees, but will be paid service fees.

to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

1 The Offering Expenses include, among other things, legal fees, reproduction expenses, costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company in selling the Shares including travel, but do not include fees to be paid to the escrow agent and administrative fees paid to Jumpstart.

2 The Broker-Dealer Fees do not include up to $625,000.00 in additional fees payable to Prime Trust, LLC and FundAmerica LLC for escrow services and administrative fees, as set out in PLAN OF DISTRIBUTION above

The "Bridge Loans" in the "Use of Proceeds" chart refers to approximately $1,115,900 in bridge financing raised by the Company in 2016-17 and which have the following major terms and conditions:

  These are debentures due on 12/31/18
  15% simple interest per annum with interest payments to commence upon the completion of the Offering and to continue on each six-month anniversary thereof until the maturity date or until the debenture is paid in full
  Each debenture holder has the option to convert the debenture, in whole or in part, into Class A shares of IPH at a fifteen percent (15%) discount to the stock price in the Offering

  Secured by all of the assets of the Company but subordinated to the senior bank and to the promissory note dated 1/1/17 between the Company and VGA
  The debenture holders shall receive BOTH:
    0.5 Class A Common Non-Voting Membership Interests in VGA for each $100,000 (pro-rated for exact amount of loan)
    Shares of Class A Common Stock in IPH representing approximately 0.5% of the equity in IPH for each $100,000 subject to dilution as additional capital is raised

The "Preferred Bridge Loan" in the Use of Proceeds chart refers to $500,000 in funding which the Company plans to raise prior to the commencement of the Offering. The major terms and conditions are identical as to the ones for the Bridge Loans shown above EXCEPT that:

  After the payment of all transaction expenses associated with the Offering, the proceeds from that Offering will go first to repay the Preferred Bridge Loans. These debentures will carry a minimum return of 10% of the principal regardless of when it is repaid. However, each debenture holder has the option of refusing any repayment until the original maturity date and hence receive the full interest payments through the maturity date.
  Each debenture holder has the option to convert the debenture, in whole or in part, into Class A shares of the Company at a twenty percent (20%) discount to the stock price in the Offering

The use of proceeds from both the Bridge Loans and the Preferred Bridge Loans has been to fund:

  The costs associated with the Offering
  Additional development of the IQYOU portal
  Marketing of the Company's e-commerce platforms
  General corporate purposes

DESCRIPTION OF THE BUSINESS

The Historical Business

The Village Green Apothecary is a brick and mortar integrative pharmacy in Bethesda, Maryland. Started in 1965 by two pharmacists with a focus on nutritional pharmacology, they strived to offer the best in both traditional Western medicine and the wide range of alternative approaches to healthcare. The shop became one of the first in the Washington DC area focusing on diet, lifestyle and nutritional supplements as key components of overall health. Customers came there in search of homeopathic remedies, herbs and supplements in addition to general information on health and nutrition. Village Green put special emphasis on dealing with the side effects of certain medicines as well as the emerging issue of drug interactions. It was also one of the first pharmacies to provide specialized compounded formulas that did not contain the added colorings, fillers, binders and sweeteners often found in traditional pharmaceuticals.

In 2002, the founders retired and sold the operation to Marc Isaacson (who is also the CEO and majority shareholder of the Company). The legal name was changed to iThrive Health, LLC, d/b/a The Village Green Apothecary ("VGA"). In the ensuing years, Mr. Isaacson has continued the spirit and practice of the business and brought that business philosophy into the digital age with the creation of the IQYOU health portal. In the meantime, VGA has continued to expand its horizons, with nearly $8 million in revenue and 50 employees. VGA has developed three digital business entities (myvillagegreen.com, sinussurvival.com and iqyouhealth.com) which offer informative web content, assistance for very specific health-related issues, health membership portals and e-commerce options.

Origins of the Company

Over the past decade, VGA has strived to offer an even fuller range of products and services to its expanding customer base. In particular, Mr. Isaacson saw the need for a comprehensive online health platform that could provide much needed health information to consumers and then guide them toward appropriate products and services. However, to be viable such a platform needed to have three critical characteristics: it must be affordable, scalable and personalized to the needs of each individual user. This initiative began to take shape in 2013 when Mr. Isaacson met Dr. Joseph Pizzorno, one of the world's leading authorities on science-based natural medicine. Dr. Pizzorno was one of the founders (and for 22 years the President) of Bastyr University (Kenmore, Washington), the country's first fully-accredited school for Natural Medicine. Dr. Pizzorno is also the author of the successful The Encyclopedia of Natural Medicine which has sold over 2 million copies.

Nearly a decade earlier, Dr. Pizzorno had formed a for-profit company (Salugenecists Inc.) to develop algorithms that could parse the universe of medical and drug research, lifestyle data, nutritional data, EPA studies etc. with the goal of providing guidance to consumers on enhancing the length and quality of life. He and his team had already spent several million dollars on moving this concept forward. However, by joining forces, Dr. Pizzorno and Mr. Isaacson were able to merge their independent but overlapping visions as well as high-caliber teams to create a tangible commercial endeavor, namely the IQYOU personalized health platform.

The Company's IQYOU Health Platform

Based on the home-grown concept of EpiBioGenetics, the IQYOU health platform is meant to be the go-to source for science-based data and related information that can be utilized for personalized wellness, lifestyle choices and nutritional guidance. The platform uses the "freemium" business model in which there is no charge to sign up and peruse the wealth of data on all of these topics. IQYOU is a HIPAA compliant medical platform. Embedded in the platform are thousands of data points (which map risks and solutions) including over 30,000 clinical studies, 4,000 prescription drugs, numerous articles and studies on nutrition, supplements, herbs, lifestyle issues as well as EPA environmental studies.

The user fills out a questionnaire (dealing with lifestyle, eating habits, stress levels, exercise habits, sleep patterns, medications etc.) followed by a short series of "smart questions" which further narrow the profile. The end result is a health assessment which draws from this library of internal data including the risk of toxin exposure based on the user's zip code (per EPA data).

A landmark discovery by Dr. Pizzorno (which led to further research, published PubMed articles, and a fully integrated solution into the IQYOU portal), is the role that toxins play in creating chronic conditions as well as how to address the underlying causes. This finding is so important that it has the power to change how people think about health in general and to help millions to live better lives.

The impact of toxins is far greater than lifestyle factors. The data is so compelling that some researchers now label these toxins as "diabetogens" and "obesogens." These findings also shed light on other classes of toxins and the associated causes of obesity and other chronic conditions. While it is estimated that over 50% of Americans have at least one chronic condition, the CDC has concluded that over 75% of these conditions are preventable. IQYOU will bring scientific solutions to the marketplace in order to address these staggering numbers.

IQYOU will benefit from these discoveries in the following ways:

(1)IQYOU has already integrated a personalized toxic map which includes a Toxic Risk Score, Metabolic Risk Score, Toxic Review, and recommendations (including IQYOU branded products which can address an individual's unique toxic load),

(2)By mapping an individual's lifestyle, zip code, recommended labs and even specific DNA (i.e., EpiBioGenetics), IQYOU provides the toxin-specific interventions needed for detoxification and elimination,

(3)In 2015, VGA introduced Dr. Pizzorno to a top book publisher which released The Toxin Solution in February 2017, and

(4)Significant public relations activity is underway to lay the groundwork for future announcements regarding Dr. Pizzorno's findings and for meaningful exposure for this landmark book.

While the free health assessment is a good starting point for the consumer, the real benefits of the site can be accessed by becoming a Premium member. For $8/month or $59/year, a Premium membership entitles the user to a variety of personalized services such as nutritional planning or goal tracking (weight, amount of exercise etc.) including the eventual ability to upload data from over 100 commonly used tracking apps such as Fitbit.

Premium members will also be encouraged to pursue a much more advanced assessment via a Personalized Lab Panel and Genetics testing. Based on your answers to the free questionnaire, the site creates a lab panel specifically for you with a personalized biochemistry focus on possible toxin exposure, nutrient deficiencies and food allergies, to name a few. The user then has the blood work drawn (including by a 3rd party vendor suggested by the site if necessary) which is later uploaded to the site via interfaces created by the Company. The other step is having a genetic test performed by a 3rd party (such as 23andme or ActX) with these results also being uploaded to the site. While a genetic test will produce thousands of markers for a variety of illnesses or predispositions, the IQYOU algorithms will focus on about 250 markers which the Company has identified as having the most precise clinical data and hence would be the most useful in assessing the user's likelihood for a variety of health risk issues.

The site then searches its entire data base for clues about the answers to health questions which the user may have and provides suggestions for next steps. One person's DNA may reveal that they cannot properly detox specific toxins, while another may be unable to handle specific heavy metals. Another person may have significant exposure to a family gene which can be mitigated by taking certain actions. Another person's biochemistry may show a common vitamin or mineral deficiency which can be remedied by taking IQYOU recommended foods or supplements. Another person may gain some insight as to why they have been fatigued or why they have not been able to lose weight. The simple reality is that there are thousands of different factors which affect one's general health and well-being, but perhaps only one unique roadmap that is best suited for you.

There is a school of thought that EpiBioGenetics may become the preferred route for basic healthcare, namely the use of personal history, biochemistry and genetics to formulate personalized prevention and treatment plans rather than relying on one-size-fits-all approaches as is often the case now. The IQYOU health platform will allow consumers to take the bull by the horns and start this process themselves.

The Company has a licensing agreement in place with Salugenecists that allows the Company to use the underlying jointly-developed technology for the personalized health platform space. Per the terms of a separate agreement, the Company has the right until April 30, 2018 to acquire the technology for $6 million plus ongoing royalty/licensing fees. Part of the Use of Proceeds for this Offering is to acquire the technology if sufficient capital is raised (see "Use of Proceeds").

Customer Acquisition and Marketing

The Company's marketing efforts are led by Chief Marketing Officer Dan Gay who has been in that role for five years at VGA. He has engaged an experienced digital marketing firm to help map out its multi-pronged marketing campaign. The Company will seek to drive visitors to its site in several ways. One method will be through relationships with a variety of "experts" (in nutrition, fitness, alternative medicine etc.) who have popular websites which attract hundreds of thousands if not millions of visitors. These sites will have links to the IQYOU platform. Another method is the creation of linked activity-specific sites (e.g., cycling) for which the Company has been paying an outside firm to create content (news and articles) on a continuous basis. Another is through a contributor contract with a digital media site (called "Monday/Monday") which has a current weekly audience of over 10 million and on which periodic health content will link to IQYOU landing pages.

The Company has hired the public relations firm Cornerstone Communications to begin promoting the Toxin-related press release, the future book deal, and the introduction of IQYOU into the marketplace. The Company currently has a number of editors primed for this event as well as major magazines ready to write stories including interviews with the company's executives. The submission of white papers to Pub-Med and other medical journals, Dr. Pizzorno's lecture series and other events have been laying the foundation for the next public relations phase.

VGA's "Sinus Survival" mini-portal has been a good dry run for the much larger IQYOU initiative. Focused exclusively on sinus sufferers, the site provides a free questionnaire whose answers then place the consumer into one of three buckets offering suggested next steps including products sold by VGA. Facebook ads also promote a separate sales page which has attracted nearly 1,000 new emails per month (over 12,000 in total) and now generates about $300,000 per year in revenue. About 3% of the visitors to the site end up buying products and often become repeat customers. The Company believes that a similar pattern will develop with the IQYOU platform.

As discussed earlier, the basic business model for the IQYOU platform is a "freemium" service which then upsells Premium membership as well as products and services. The Company hopes to attract hundreds of thousands of users to sign up for the free service over time. The model calls for 6% of the users to upgrade to Premium membership although Fitbit (24%), Strava (20%) and MapMyFitness (12%) have seen much higher migrations. The model further assumes that only 1% of the users will buy additional products and services (tests, supplements etc.) although the Sinus Survival site has recorded 3x that level. There is also significant revenue anticipated from advertising and shared revenue opportunities.

It is important to note that the IQYOU health platform is not meant to compete with its user's doctors. In fact, it is meant to make existing healthcare more streamlined and productive inasmuch as the consumer will be more educated regarding their biochemistry, genetic makeup and overall health. Hopefully, this will result in more informed discussions regarding prevention and treatment options. The site will allow a doctor to upload patient information and notes into a "My Profile" area so that users will always have a safe place for their health info. The doctor can also download personalized data (test results, goal tracking etc.) if a user so desires. By collaborating with health professionals, everyone is working from the same blueprint to maximize a user's health potential.

Competition

The mobile heath ("mHealth") solutions market is poised to reach $59 billion by 2020, growing at a CAGR of 33.4% during the forecast period of 2015 to 2020. This growth can be attributed to the increasing penetration of smart gadgets, the increasing utilization of connected medical devices and mHealth apps in the management of chronic diseases, rising healthcare costs creating a need for more affordable treatment options, robust penetration of 3G and 4G networks to provide uninterrupted healthcare services, and a rising focus on patient-centric healthcare.1

The supplement category in the US surpassed over $32B in annual sales in 2013.2 This category is predicted to grow by 7% per year over the next 10 years.3 The segment is fueled by the convergence of the 78 million baby boomers who began turning 60 in 2011 and their interest in extending their healthy and active lifestyles. Over 100M adults are now over the age of 50.4

Holistic and Integrative Care has now surpassed traditional allopathic doctor visits5, showing our population's interest in addressing preventative care as well as in finding new solutions to their conditions.

Over 80% of consumers want access to their health information.6 There is a significant opportunity to capture a growing percentage of this marketplace with a tool which can empower the consumer towards taking control of their own health.

Market forces are driving technology development to provide new prevention programs over the next 10 years:

2 marketsandmarkets.com, Publishing Date: November 2015. http://www.marketsandmarkets.com/PressReleases/mhealth-apps-and-solutions.asp
3 Consumer Reports, Nov. 19th, 2013
4 Nutrition Business Journal, 8/30/12
5 Natural Marketing Institute, April 2010
6 Centers for Disease Control, 2012
7 Deloitte Center for Health Solutions, 2012

  The 78 million baby boomer population with an even larger 84 million Gen X population who are spending billions on their health and wellness
  Obamacare forced insurance companies and physicians to focus on preventative care
  Technology is paving the way for new health tools with a 500% growth in Mobile Health Apps in 20147, a $2B Health App Market in 20168 and a $23.5B by 20189

There are limited competitors in the personalized health platform space due to the following constraints:

  It takes years and extensive capital to develop the software which drives this solutions- based approach
  It takes scientists, doctors and developers working together to maintain the site over time
  You must have creative and collaborative marketing partners in order to drive prospective users to your site

Nevertheless, the following companies or institutions offer some of the features which can be found on our IQYOU health platform:

Features of Health Platform	IQYOU	Advanced BioCell	WellnessFX	WebMD HRA	Harvard Med School	BioSignia	Medforma	Wellsource
Health Intake	X		X	X	X	X	X	X
Personalized Smart Questions Map Results	X							
Lab Recommendations	X		X					
Lab Order and Integration with results	X	X	X					
DNA Integration	X							
Health Risk Assessment	X		X	X	X	X	X	X
Wellness Recommendations	X	X	X	X	X	X	X	X
Nutrient Deficiencies	X		X					
Personalized Recipes and Menu Planner	X							
Daily Goal Reminder	X							
Health Score Tracker	X							
Consumer-Physician Connection	X							
Custom Supplements	X		X					
Medications intake, risks, deficiencies	X		X	X	X	X	X	X
Online Coaching Platform	X	X	X					
Evidence & Research Based (Searchable)	X		X					
Toxin Exposure and Toxin Protocol	X		X					
Results guided by physiology of individual	X		X					
Corporate Applications	X			X	X	X	X	X
Dr. and Health Practitioner Applications	X		X	X		X

8 Gartner Group, 2013
9 Research2Guidance, 2013
10 Research and Markets, 2014

Features of Health Platform	IQYOU	23andme	Inside Tracker	Health123	USANA	VitaminID	DrWeil.com	RealAge
Health Intake	X				X			X
Personalized Smart Questions Map Results	X							
Lab Recommendations	X		X					
Lab Order and Integration with results	X		X	X				
DNA Integration	X	X						
Health Risk Assessment	X							X
Wellness Recommendations	X	X			X	X	X	X
Nutrient Deficiencies	X							
Personalized Recipes and Menu Planner	X							
Daily Goal Reminder	X							
Health Score Tracker	X							
Consumer-Physician Connection	X			X				
Custom Supplements	X				X	X	X	
Medications intake, risks, deficiencies	X						X	X
Online Coaching Platform	X					X	X	
Evidence & Research Based (Searchable)	X						X	
Toxin Exposure and Toxin Protocol	X							
Results guided by physiology of individual	X							
Corporate Applications	X							
Dr. and Health Practitioner Applications	X			X

DESCRIPTION OF PROPERTY

The Company owns no real property.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Business

Ithrive PH, Inc. (the "Company") was formed on September 21, 2016 as a Delaware Corporation for the general purpose of engaging in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware. The Company is affiliated with iThrive Health, LLC, d/b/a The Village Green Apothecary ("VGA") inasmuch as Marc Isaacson is the founder and majority shareholder of each entity. Furthermore, as discussed in more detail in another section of this Offering, the Company has entered into a Management Services Agreement with VGA. As discussed above in the section entitled "The Historical Business," VGA is a brick and mortar integrative pharmacy in Bethesda, Maryland.

There are three classes of stock in the Company:

  Class A Common Stock,
  Class B Common Stock and
  Preferred Stock

All shares of Class A Common Stock shall be identical and are non-voting (shall not be entitled to vote on any matter). All shares of Class B Common Stock shall be identical and shall be entitled to one vote on all matters. All shares of Preferred Stock shall be identical, are non-voting (shall not be entitled to vote on any matter), and shall have a liquidation preference over the Class A Common Stock and Class B Common Stock. Such liquidation preference shall entitle the holders of the Preferred Stock to receive 100% of their contributed capital (i.e., the amount which they paid for the shares) before any cash is received by holders of the Class A Common Stock or Class B Common Stock in the event of a liquidation event. None of these three classes of stock shall have any special rights regarding redemption provisions, sinking fund provisions, conversion rights, piggy-back rights or preemptive rights. None of the Preferred Stock will be issued as of the date of this Offering.

Results of Operations

The period of September 21, 2016 (date of inception) to December 31, 2016

Revenue. Total revenue for the period from September 21, 2016 (date of inception) to December 31, 2016 was $0.00 as the Company was in the start-up phase.

Operating Expenses. Operating expenses for the period from September 21, 2016 to December 31, 2016 were $440,900. Operating expenses for the period were comprised of the types of expenses shown in the USE OF PROCEEDS TO ISSUER chart above.

Net Loss. Net loss for the period from January 1, 2017 to December 31, 2016 was $455,520. This is equal to the Operating Expenses plus accrued interest of $14,620 since there were no revenues during that start-up period.

The period of January 1, 2017 to June 30, 2017

Revenue. Total revenue for the period from January 1, 2017 to June 30, 2017 was $0.00 as the Company was still in the start-up phase.

Operating Expenses. Operating expenses for the period from January 1, 2017 to June 30, 2017 were $586,603. Operating expenses for the period were comprised of the types of expenses shown in the USE OF PROCEEDS TO ISSUER chart above.

Net Loss. Net loss for the period from January 1, 2017 to June 30, 2017 was $814,916. This is equal to the Operating Expenses plus accrued interest of $228,313 since there were no revenues during that start-up period.

Charge to Retained Earnings for pre-Inception costs: on January 1, 2017 the Company charged its Retained Earnings account in the amount of $3,206,343.91 for the full amount of the Promissory Note issued to VGA on that date (as discussed in the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements"). This note was created to reflect the expenses which VGA incurred on behalf of the Company from 2012 through the date of inception. Including the net loss described above, the Company had a retained loss on June 30, 2017 equal to $4,471,710. With a paid-in-capital on that date equal to $100, the Company's net worth was negative $4,471,610.

Liquidity and Capital Resources

During the period from January 1, 2017 to June 30, 2017, the Company issued $600,000 in bridge loans which were used to cover the operating expenses. The Company had net cash of $40,500 on June 30, 2017 from investors (that were deposited into the VGA bank account) and from expenses paid on its behalf by VGA (to be repaid pursuant to a note due to VGA as discussed in the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements").

Plan of Operations

Our plan of operation for the 12 months following the commencement of this Offering is to execute the roll-out plan outlined in the "The Company's IQYOU Health Portal" and "Customer Acquisition and Marketing" sections shown above.

In our opinion, the proceeds from this Offering will not satisfy our cash requirements indefinitely, so we anticipate that it will be necessary to raise additional funds in the next 1-3 years to implement the plan of operations as it evolves over time. During that time frame, we do not expect to be able to satisfy our cash requirements through sales and the proceeds from this Offering alone, and therefore we anticipate that we will attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because we are still in the startup phase and have only recently launched the IQYOU Health Portal, we are unable to identify any recent trends in site visitations, revenue or expenses since the latest financial year. Thus, we are unable to identify any known trends, uncertainties, demands, commitments or events involving our business that are reasonably likely to have a material effect on our revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results. Note that our preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

The Company had no revenue during 2016. The Company had no product returns during 2016.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of the date of this filing, the Company has had no full-time employees and is still relying on the employees and overhead expenses covered by the Management Services Agreement. The Company plans to actively hire its own employees at such time as the Company has sufficient capital or financing to fund the expanded launch of its business activities.

The directors, executive officers and significant employees of the Company as of the date of this filing are as follows:

Marc Isaacson (55, Founder, CEO and Director)
Marc has lead successful entrepreneurial ventures for over 20 years including a beverage company (Glacier Ridge) which he sold after five years. He led the successful expansion of Melitta Coffee into the U.S. markets. In 2002, Marc acquired Village Green Apothecary, which was founded in 1965 as an integrative pharmacy and located next to the National Institute of Health. VGA has since expanded into a full-suite of personalized health offerings including a custom compounding lab and one of the largest selections of health products found anywhere, with over 10,000 products and 500 brands including the company's Pathway and Sinus Survival brands. With chemists, pharmacists, nutritionists and a knowledgeable full-service staff, VGA offers personalized solutions for its customer base.

Marc has a BS in Business Management from Ithaca College and has completed a three-year Executive Education Program at the Massachusetts Institute of Technology. Mark is a 20-year member of the Entrepreneurs Organization.

Dr. Joseph Pizzorno (70, Chief Medical Director)
Dr. Pizzorno is the founder and President of Salugenecists and will be the Chief Medical Director for the Company upon the completion of the Regulation A offering. Dr. Pizzorno is one of the world's leading authorities on science-based natural medicine and was the founding president of Bastyr University (Kenmore, WA) which became the first fully accredited, multidisciplinary university of natural medicine and the first school of its kind to receive research funding from the National Institutes of Health (NIH).

Dr. Pizzorno is the past Chairman of the IFM (Institute of Functional Medicine) and is known as "The Father of Science-Based Natural Medicine". He was appointed by both President Clinton and President Bush to Medical Advisory Committees. He has authored or co-authored numerous highly- acclaimed books including the Textbook of Natural Medicine, Handbook of Natural Medicine, Natural Medicine Instructions for Patients, and the Encyclopedia of Natural Medicine (2,000,000 copies in six languages). Dr. Pizzorno's vision of a personalized health portal began 13 years and has been used in Corporate Wellness for over five years with over 20,000 individuals. Preliminary test results indicate that certain disease risks can be reduced by as much as 50%.

Bonnie Proch (51, Chief Financial Officer)
Bonnie has been a CFO and Controller in the Healthcare, Biotech and Retail/Advertising sectors. After holding leadership positions at Deloitte & Touche, Bonnie has been the President of the Attentive Accounting Group since 2013. She has her Bachelor of Accountancy from Bentley University and her Masters of Science in Accounting from Florida International University.

Mark Johnson (50, Director of Digital Marketing)
Mark Johnson is a seasoned executive with 25+ years in digital marketing, social media and e-commerce strategy, content and analytics, from startups to Fortune 500 companies across a wide spectrum of industries including over 12 years in the healthcare space. Mark has been responsible for managing national branding initiatives, loyalty and rewards programs and multiple teams of software and e-commerce developers as well as video production & creative services teams, marketing agencies and vendors.

Gail Isaacson (53, Director and Secretary)
After graduating from Cornell University, Gail has had 25+ years of experience in customer service and administrative support including at Westin Hotels and Delta Air Lines. For the past 10 years, she has been Head of Customer Experience as a key advisor for Village Green Apothecary and will continue in that role for the Company.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From its inception on September 21, 2016 to the date of this Offering, the Company has not paid any compensation to its officers or directors other than those expenses that may be reimbursed through the Management Services Agreement. The Company may hire additional officers in the future and pay them directly, and may choose to compensate its directors in the future.

Employment Agreements

The Company has not entered into any employment agreements with its executive officers or other employees to date. It may enter into employment agreements with them in the future.

Stock Incentive Plan

In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided upon as of the date of this Offering. Stock options or a significant equity ownership position in the Company may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of two directors:

  Marc Issacson
  Gail Issacson

None of our directors are "independent" as defined in Rule 4200 of FINRA's listing standards. We may appoint an independent director(s) to our board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Delaware law. The Bylaws state that the Company shall indemnify its current and former directors and executive officers (as defined in Rule 3b-7 promulgated under the 1934 Act and to include current and former executive officers of any predecessor corporation and to further include all current and former Executive Vice Presidents and Other Senior Executives) to the fullest extent not prohibited by the Delaware General Corporation Law ("DGCL") or any other applicable law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the Company shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law or any other applicable law, or in other circumstances as set out in the Bylaws. The Company also has power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors has the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company's Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each shareholder named in the following table possesses sole voting and investment power over their shares of Stock.

The following table sets forth information regarding beneficial ownership of all classes of our stock as of the date of this Offering Circular.

CAPITALIZATION TABLE

The following tables sets forth information regarding beneficial ownership of our Common Stock by any of our directors, executive officers and significant employees as of the date of the Regulation A offering. The first table reflects our Class A Common Stock, the second table our Class B Common Stock. With the exception of Marc Isaacson (founder and CEO) no shareholder has a beneficial interest in excess of 10% of the Company.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

The Company has entered into an "IP Sale, Transfer and Assignment Agreement", dated as of January 1, 2017, in which VGA has sold, transferred and assigned all of its rights, title and interest in certain Assigned Property as defined in that agreement. In return, the Company has (1) executed a Note to VGA in which it commits to pay the sum of $3,206,343.91 no later than December 31, 2021, and (2) agreed to pay to VGA a royalty in perpetuity equal to 2.5% of the Company's annual revenue from all sources. In conjunction with the IP Sale, Transfer and Assignment Agreement referenced above, the Company has executed three legal documents with Sandy Spring Bank (Bethesda, MD) which is the senior lender to its affiliated company VGA. The three documents are entitled "Assignment & Pledge Agreement", "Guaranty Agreement" and "Security Agreement" and are all dated and executed on 8/31/17. Collectively, these documents grant Sandy Spring Bank an absolute assignment and senior collateral position in the assets of the Company including the technology referenced in the IP Sale, Transfer and Assignment Agreement.

The Company has entered into a "Management Services Agreement", effective January 1, 2017, in which it will be reimbursing VGA the sum of $30,000 per month for specified expenses which that entity will be incurring on behalf of the operations of the Company. These expenses include the salary and benefits of certain VGA employees, the use of the VGA premises, providing monthly financial statements as well as yearly budgets, certain marketing activities, capital raising activities and other services as outlined in that agreement. The agreement runs through December 31, 2018 unless extended by mutual consent of the parties. A portion of the salary and benefits for Marc Isaacson (the Company's President and CEO) are included in this agreement.

Since its inception on September 21, 2016, the Company has been raising short-term financing (the "Bridge Loans") with as of this filing total $1,528,400. The Bridge Loans carry an interest rate of 15% and entitle the lender to receive as an equity kicker approximately 1% of the Company's equity for each $200,000.00 lent to the Company. The Bridge Loans have a maturity date of December 31, 2018. Marc Isaacson (the Company's CEO) has purchased $350,900 of the Bridge Loans.

Since Marc Isaacson is the founder, majority shareholder and CEO of both the Company and VGA, he is authorized to execute all agreements into which these two entities enter, including related-party transactions between the two entities as described below. There have been no transactions between the entities in which Mr. Isaacson has received any extra or special benefit not shared on a pro-rata basis by all of the shareholders of both entities in their respective capacities.

SECURITIES BEING OFFERED

The Company is offering Shares of its Class A Non-Voting Stock. Except as otherwise required by law, the Company's Bylaws or its Certificate of Incorporation, each Class A Non-Voting Stock shareholder shall not be entitled to vote. The Shares of Class A Non-Voting Stock, when issued, will be fully paid and non-assessable. Since the holders of Class A Non-Voting Stock issued pursuant to this Offering Circular do not have voting rights, they should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

There are two other classes of stock in the Company as of the date of this Offering Circular. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Class A Non-Voting Stock if it chooses to do so.

The Company does not expect to declare dividends for holders of Class A Non-Voting Stock in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its initial closing is 66 Shares ($198.00). The Company anticipates numerous closings to take place during the Offering.

The minimum subscription that will be accepted from an investor is One Hundred Ninety-Eight Dollars ($198.00) (the "Minimum Subscription") but the Company reserves the right to accept less in its absolute discretion. A subscription for One Hundred Ninety-Eight Dollars ($198.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire or ACH (or other payment methods the Company may later add). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Class A Common Stock, provisions discriminating against any existing or prospective holder of the Class A Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. The Company intends to engage Integral Transfer Agency USA Inc. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS AND BAD ACTOR DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in 17 CFR 230.262(a), subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company.

The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events. Under 17 CFR 230.262(d) the Company is also requires to include in this offering circular a description of any matters that would have triggered disqualification that occurred before June 19, 2015. The Company hereby gives notice that there are no matters of which it is aware, after exercising reasonable care to investigate, that would have triggered disqualification that occurred before June 19, 2015.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Class A Non-Voting Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating company" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on March 19, 2018.

Ithrive PH, Inc.
By: /s/ Marc Isaacson
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Marc Isaacson
Marc Issacson
Chief Executive Officer and Director
March 19, 2018

By: /s/ Bonnie Proch
Bonnie Proch
Chief Financial Officer
March 19, 2018

By: /s/ Gail Issacson
Gail Issacson
Secretary and Director
March 19, 2018

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Marc Isaacson
Marc Issacson
Chief Executive Officer and Director
March 19, 2018

By: /s/ Bonnie Proch
Bonnie Proch
Chief Financial Officer
March 19, 2018

By: /s/ Gail Issacson
Gail Issacson
Secretary and Director
March 19, 2018

SECTION F/S

FINANCIAL STATEMENTS

iThrive PH, Inc.

(a Delaware Corporation)

Audited Financial Statements
Period of September 21, 2016 (inception) through December 31, 2016

Prepared by:

IndigoSpire CPA Group, LLC
Aurora, CO

Financial Statements

iThrive PH, Inc.

Table of Contents

Independent Auditor's Report	FS-3
Financial Statements and Supplementary Notes
Balance Sheet as of December 31, 2016	FS-5
Income Statement for the period of September 21, 2016 (inception) through December 31, 2016	FS-6
Statement of Changes in Shareholders' Equity for the period of September 21, 2016 (inception) through December 31, 2016	FS-7
Statement of Cash Flows for the period of September 21, 2016 (inception) through December 31, 2016	FS-8
Notes and Additional Disclosures to the Financial Statements as of December 31, 2016	FS-9

INDEPENDENT AUDITOR'S REPORT

August 12, 2017
To:	Board of Directors, iThrive PH, Inc. Attn: Marc Isaacson, CEO

Re:	YE 2016 Financial Statement Audit

We have audited the accompanying financial statements of iThrive PH, Inc. (a corporation formed under the laws of Delaware) (the "Company"), which comprise the balance sheets as of December 31, 2016, and the related statements of income, retained earnings, and cash flows for the period September 21, 2016 (inception) through December 31, 2016, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations and its cash flows for the period September 21, 2016 (inception) through December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in the Notes to the Financial Statements, the Company is a business that has not yet commenced its planned operations, has incurred costs, and has not generated any revenues while seeking to raise capital under Title IV of the JOBS Act. Considering these factors, there exist substantial doubt as to whether the Company can continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty and we provide no opinion at this time about whether the Company will be successful in its plans to continue as a going concern.

Sincerely,

IndigoSpire CPA Group, LLC
Aurora, CO

FS-7

iThrive PH, Inc.

Statement of Changes in Shareholders' Equity

For the period September 21, 2016 (inception) through December 31, 2016
See Accountant's' Audit Report and Notes to the Financial Statements

	Class A Shares		Class B Shares		Additional Paid-in Capital	Accumulated Earnings/ (Deficit)	Total
	# of Shares	$ Amount	# of Shares	$ Amount			
Balance at September 21, 2016 (inception)	**0**	**$0**	**100**	**$0**	**$100**	**$0**	**$100**
Period Net Income						(455,520)	(455,520)
Balance at December 31, 2016	**0**	**0**	**100**	**0**	**100**	**(455,520)**	**(455,420)**

The accompanying Notes are an important and integral part of the financial statements

FS-8

iThrive PH, Inc.

Statement of Cash Flows

For the period September 21, 2016 (inception) through December 31, 2016
See Accountant's' Audit Report and Notes to the Financial Statements

	2016
CASH FLOWS FROM OPERATIONS	
Net Income	(455,520)
Increase in Interest Payable	14,620
Other Adjustments to Net Income	0
TOTAL CASH FLOWS FROM OPERATIONS	(440,900)
CASH FLOWS FROM INVESTING ACTIVITIES	
None	0
TOTAL CASH FLOWS FROM INVESTING ACTIVITIES	0
CASH FLOWS FROM SHAREHOLDERS’ FINANCING ACTIVITIES	
Proceeds from Bridge Loan	440,900
Proceeds from Class B Stock Issuance	100
CASH FLOWS FROM SHAREHOLDERS’ FINANCING ACTIVITIES	441,000
NET CHANGE IN CASH POSITION	100
Cash, beginning of period	0
Cash, end of period	100
Interest Paid	0
Taxes Paid	0

The accompanying Notes are an important and integral part of the financial statements

iThrive PH, Inc.

Notes and Additional Disclosures to the Financial Statements
For the period September 21, 2016 (inception) through December 31, 2016

Note 1 - Summary of Significant Accounting Policies and Corporate Structure

(a) Summary - iThrive PH, Inc., a corporation formed under the laws of Delaware (the "Company"), is an early-stage health technology company established to develop and market the IQYOU personalized health platform. The Company is headquartered in Maryland. The founder and chief executive is Marc Issacson. The Company is related to iThrive Health, LLC d/b/a Village Green Apothecary ("VGA") through Mr. Issacson's common ownership.

The Company has not yet begun operations as it is still progressing through the regulatory and capital raising stage. The only capital raised to date is from bridge loans (discussed in Note 2) which have helped finance expenses associated with the efforts to seek regulatory approval for the securities offering (discussed below) and to continue the development of the IQYOU personalized health platform.

The Company is seeking an exemption from securities registration under Title IV of the JOBS Act. If approved, the Company may issue securities up to $50 million in value. The Company is targeting to raise $20 million through the issuance of Class A common shares (the "Reg. A+ Offering").

(b) Methods of Accounting and Basis for Presentation - The Company prepares the financial statements in accordance with US generally accepted accounting principles which includes usage of the accrual method of accounting to match expenses with the period in which they are associated with revenue.

The accounting and reporting policies of the Company also conform to Article 8 of Regulation S-X of the regulations promulgated by the U.S. Securities and Exchange Commission.

The Company has elected to adopt early application of the Accounting Standards Update No. 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements." The Company does not present or disclose certain items otherwise required under Topic 915.

(c) Estimates - The Company prepares the financial statements in accordance with US generally accepted accounting principles which requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and costs as of the date of the financial statements. Actual results are reconciled with these estimates as they occur but they may differ from initial reporting.

(d) Comparative Financial Statements - Under US generally accepted accounting principles and applicable presentation standards, financial statements are presented in a comparative fashion with prior periods. Years presented herein comply with the disclosure requirements under Title IV of the JOBS Act.

(e) Revenue Recognition - The Company recognizes revenue and costs in accordance with US generally accepted accounting principles.

In May 2014, the Financial Accounting Statements Board ("FASB") issued Accounting Standards Update No. 2014-09 which significantly updates the standards for revenue recognition for all entities, public, private and not-for- profit, that have contracts with customers to provide goods or services. For private entities, such as the Company, the effective date for implementation of these new standards is for annual periods beginning after December 15, 2018. No pro-forma or early adoption of these new revenue recognition standards has been implemented by the Company.

(f) Cash and Cash Equivalents - As of the reporting period, the Company has established a bank account with a well known national bank where the account is FDIC insured. Cash on hand at the end of 2016 is $100.

(g) Accounts or Investments Receivable - As of the reporting period, the Company does not have any account receivable or investor capital commitments receivable.

(h) Fair Value of Financial Instruments - The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. As of the balance sheet date, there were no financial instruments outstanding.

(i) Deferred Offering Costs - The Company complies with the requirements of ASC 340-10. The Deferred Offering Costs of the Company consist solely of legal fees incurred in connection with the capital raising efforts of the Company. Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to shareholders' equity or expensed. During the reporting period, the Company has not incurred any Deferred Offering Costs but has done so subsequent to December 31, 2016.

(j) Start-Up Costs - In accordance with ASC 720, costs related to start-up activities, including organizational costs, are expensed in the period incurred. The Company has incurred Start-Up Costs as of the balance sheet date and they have been accordingly expensed. In conjunction with the Company's capital raising efforts and technology platform build-out, the Company will continue to incur technology, marketing, office and professional expenses.

(k) Income Taxes - The Company accounts for the income taxes with the recognition of estimated income taxes payable or refundable on income tax returns for the current period and for the estimated future tax effect attribute to the temporary book-to-tax differences and carryforwards generated. Measurement of the deferred items of income tax is based on enacted tax laws and rates and compared to the realizable value of any deferred tax assets. At December 31, 2016, the Company has a combined federal net operating loss ("NOL") carryforward of $455,520. Due to the uncertainty of the Company's ability to generate taxable income in the future, the Company has recorded a full valuation allowance against the deferred tax asset created by the NOL carryforward. The NOL carryforward will begin to expire in 20 years.

At this time, no activity of the Company requires a provision for state income tax.

Note 2 - Bridge Loans

The Company has recorded $440,900 of bridge loans payable as of December 31, 2016 to certain members of management and other persons. These loans are part of a planned offering of up to $1.5 million in borrowings (the "Bridge Loans") to cover the expenses and costs associated with the Reg. A+ Offering. Through the report date, the Company has borrowed $1.04 million in Bridge Loans.

The Bridge Loans have a stated interest rate of 15 percent per year and are due on December 31, 2018. However, the Bridge Loans may be repaid (including interest) earlier based on the success of the Reg. A+ Offering. For each $200,000 borrowed, lenders would also receive approximately 1 percent of the Class A stock subject to dilution from additional Bridge Loans. The loans are fully guaranteed by VGA and the holder of the loan has the right to convert the instrument to Class A stock at a 15 percent discount to the share price offered in the Reg. A+ Offering. As of December 31, 2016, accrued but unpaid interest on the Bridge Loans was $14,620.

Note 3 - Line of1 Credit and Other Liabilities

The Company has not borrowed from any creditor other than the Bridge Loans described above.

Note 4 - Related Party Transactions

The operating agreement of the Company governs the relationship between the Company, its shareholders and management. The offering documents specifically allow for certain related party transactions and cautions shareholders that such transactions may or may not be negotiated at an arm's length.

As of the reporting date, the only related party transactions entered into by the Company is that $151,000 of the Bridge Loans discussed in Note 2 are owned by Mr. Isaacson.

On January 1, 2017, subsequent to the reporting period, the Company entered into a Management Services Agreement with VGA for the payment of $30,000 per month for rent, other back office expenses and other specified costs paid on behalf of the Company.

On January 1, 2017, subsequent to the reporting period, the Company entered into an arrangement to acquire certain intellectual property assets for a $3.2 million note payable on December 31, 2021 as well as a 2.5 percent perpetual licensing payment.

Note 5 - Going Concern

The Company's ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from outside investors sufficient to execute upon the Company's planned go-to-market activities. No assurance can be given that the Company will be able to successfully raise capital or continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 6 - Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through August 12, 2017 including adoption or implementation of any required accounting standard updates. No subsequent events require disclosure other than those discussed in Notes 2 and 4.

ITHRIVE PH INC
Balance Sheet
As of June 30, 2017
(unaudited interim)

	Jun 30, 2017
ASSETS	
Current Assets	
Checking/Savings	
1000 · Sandy Spring Bank	40,500.00
Total Checking/Savings	40,500.00
Total Current Assets	40,500.00
TOTAL ASSETS	**40,500.00**
LIABILITIES & EQUITY	
Liabilities	
Current Liabilities	
Other Current Liabilities	
2175 · Accrued Interest	196,505.60
2200 · Due to VGA	73,429.94
Total Other Current Liabilities	269,935.54
Total Current Liabilities	269,935.54
Long Term Liabilities	
2350 · Due to Investors - Bridge Money	1,040,900.00
2450 · Note Payable - VGA	3,201,274.46
Total Long Term Liabilities	4,242,174.46
Total Liabilities	4,512,110.00
Equity	
3200 · Retained Earnings	-3,656,794.46
3300 · Additional Paid in Capital	100.00
Net Income	-814,915.54
Total Equity	-4,471,610.00
TOTAL LIABILITIES & EQUITY	**40,500.00**

ITHRIVE PH INC

Statement of Cash Flows

January through June 2017
(unaudited interim)

	Jan - Jun 2017
OPERATING ACTIVITIES	
Net Income	-814,915.54
Adjustments to reconcile Net Income	
to net cash provided by operations:	
2175 · Accrued Interest	181,885.60
2200 · Due to VGA	73,429.94
Net cash provided by Operating Activities	-559,600.00
FINANCING ACTIVITIES	
2350 · Due to Investors - Bridge Money	600,000.00
2450 · Note Payable - VGA	3,201,274.46
3200 · Retained Earnings	-3,201,274.46
Net cash provided by Financing Activities	600,000.00
Net cash increase for period	40,400.00
Cash at beginning of period	100.00
Cash at end of period	**40,500.00**

ITHRIVE PH INC
Profit & Loss
January through June 2017
(unaudited interim)

	Accrual Basis
	Jan - Jun 2017
Revenue	-
Ordinary Income/Expense	
Expense	
5100 · Management Expense Fee to VGA	180,000.00
6320 · Bank Service Charge	114.00
6403 · Advertising Expense	127,088.11
6503 · Computer Related Expenses	89.94
6505 · Equipment Leasing	669.70
6605 · Consulting Expense	13,100.00
6606 · Legal Expenses	34,556.44
6610 · Licensing Fees	225,302.00
6952 · Sales Tax	5,682.44
Total Expense	586,602.63
Net Ordinary Income	**-586,602.63**
Other Income/Expense	
Other Expense	
8000 · INTEREST EXPENSE	
8001 · Promissory Note Interest	33,000.00
8002 · Sandy Spring Bank LOC Interest	9,758.26
8003 · Capital Lease 12/23/13 Interest	2,967.97
8004 · On-Deck Capital Interest Exp	1,701.08
8005 · Bridge Investor Interest	52,834.62
8007 · Note to VGA Interest	128,050.98
Total 8000 · INTEREST EXPENSE	228,312.91
Total Other Expense	228,312.91
Net Other Income	-228,312.91
Net Income	**-814,915.54**

Footnotes for Ithrive PH Inc. Unudited Financial Statements for June 30, 2017

NOTE 1: NATURE OF OPERATIONS

Ithrive PH Inc. (the "Company") is a corporation organized September 21, 2016 under the laws of
Delaware. The Company plans to launch in 2018 a personalized health platform on the internet entitled "IQYOU".

As of June 30, 2017, the Company has not commenced planned principal operations nor generated revenue. The Company's activities since inception have consisted of formation activities, technology development in advance of the launch of the IQYOU platform, and raising capital (initially in the form of bridge loans as discussed in Note 6). Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company's planned operations or failing to profitably operate the business.

NOTE 3: GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that expects to incur significant costs associated with the launch of the IQYOU platform, and (as it has not commenced planned principal operations to date) has not generated any revenues as of June 30, 2017. The Company's ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.

NOTE 4: STOCKHOLDERS' EQUITY

The Company has authorized 30,000,000 shares of non-voting Class A Common Stock,
$0.000001 par, none issued; 35,000,000 shares of voting Class B Common Stock, $0.000001 par, none issued; and 1,000 shares of non-voting Preferred Stock, $0.000001 par, none issued. There are no liquidation preferences. No shares were outstanding in any of the classes as of June 30, 2017.

NOTE 6: SUBSEQUENT EVENTS

iThrive Health, LLC (or "VGA", dba Village Green Apothecary) is an existing business which is majority owned by the founder of the Company. VGA operates a compounding pharmacy located in Bethesda, MD which includes an e-commerce component. Prior to the inception of the Company, VGA covered all costs associated with the development of the "IQYOU" portal.

The Company has entered into an "IP Sale, Transfer and Assignment Agreement", dated as of January 1, 2017, in which VGA has sold, transferred and assigned all of its rights, title and interest in certain Assigned Property as defined in that agreement. In return, the Company has (1) executed a Note to VGA in which it commits to pay the sum of $3,206,343.91 no later than December 31, 2021, and (2) agreed to pay to VGA a royalty in perpetuity equal to 2.5% of the Company's annual revenue from all sources.

The Company has entered into a "Management Services Agreement", effective January 1, 2017, in which it will be reimbursing VGA the sum of $30,000 per month for specified expenses which that entity will be incurring on behalf of the operations of the Company. These expenses include the salary and benefits of certain VGA employees, the use of the VGA premises, providing monthly financial statements as well as yearly budgets, certain marketing activities, capital raising activities and other services as outlined in that agreement. The agreement runs through December 31, 2018 unless extended by mutual consent of the parties. A portion of the salary and benefits for Marc Isaacson (the Company's President and CEO) are included in this agreement.

Between Inception and December 31, 2017, the Company entered into convertible promissory notes (various Bridge Loans) totaling $1,528,400 with individuals and companies which have the following major terms and conditions: (1) the notes mature on December 31, 2018 and carry a 15% simple interest rate per annum, with interest payments to commence upon the completion of the Company's Regulation A+ Offering and continuing on each 6-month anniversary thereof until the Maturity Date or until the Debenture is paid off in full, (2) for each $100,000 invested, the debenture holder will receive equity kickers of (a) .51015 non-voting Class A shares of the Company (approximately 0.5% of the fully-diluted ownership) and (b) separate non-voting Class A membership interests in VGA equal to approximately .5% of the fully- diluted ownership of that entity, (3) the convertible debenture is guaranteed by VGA and (4) the debenture holder has the right to convert the debenture into the Regulation A+ offering at a 15% or 20% discount to the share price contained in that offering (depending on which bridge loan that note is governed by).

Management has evaluated all subsequent events through the date of this filing. To its knowledge, there are no other material events requiring disclosure or adjustment to the financial statements.

PART III: EXHIBITS

Index to Exhibits

Description	Item	Exhibit
Broker-Dealer Services Agreement with Jumpstart Securities LLC	Item 17.1	1A-1
Charters (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Escrow Agreement with Prime Trust LLC	Item 17.8	1A-8
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion of Kendall Almerico, DiMuroGinsberg	Item 17.12	1A-12
Testing The Waters	Item 17.13	1A-13

EXHIBIT 1A-1

BROKER-DEALER SERVICES AGREEMENT WITH JUMPSTART SECURITIES LLC

EXHIBIT 1A-2A

CHARTER AND AMENDMENTS

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:23 PM 09/21/2016
FILED 01:23 PM 09/21/2016
SR 20165879158 - File Number 6159417

CERTIFICATE OF INCORPORATION OF Ithrive PH, Inc.

FIRST: The name of the corporation is: Ithrive PH, Inc.

SECOND: Its registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of authorized shares which the corporation is authorized to issue 3,900 shares of class A common stock having a par value of $0.000001 per share, 100 shares of class B common stock having a par value of $0.000001 per share and 1,000 shares of preferred stock having a par value of $0.000001 per share.

The number of authorized shares of preferred stock or of common stock may be raised by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon.

All shares of class B common stock shall be identical and each share of class B common stock shall be entitled to one vote on all matters. All shares of class A common stock shall be identical and the shares of class A common stock are non-voting and shall not be entitled to vote on any matters. All of the other terms (except for voting) of the class A common stock shall be identical to the class B common stock.

The board of directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide by resolution or resolutions for the issuance of the shares of preferred stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares included in any such series, and to fix the designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations or restrictions thereof.

FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

SIXTH: This corporation shall be perpetual unless otherwise decided by a majority of the Board of Directors.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of Delaware, the board of directors is authorized to amend or repeal the bylaws.

EIGHTH: The corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of Delaware.

NINTH: The incorporator is Harvard Business Services, Inc., whose mailing address is 16192 Coastal Highway, Lewes, DE 19958.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this September 21, 2016.

Signed and Attested to by: Richard H. Bell II

Harvard Business Services, Inc., Incorporator
By: Richard H. Bell, II, President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:25 PM 03/13/2017
FILED 03:25 PM 03/13/2017
SR 20171743757 - File Number 6159417

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Ithrive PH, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Ithrive PH, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH:" so that, as amended said Article shall be and read as follows:

"The total number of authorized shares which the corporation is authorized to issue is 30,000,0000 Class A non-voting shares of common stock having a par value of $0.000001 per share, 35,000,000 Class B voting shares of common stock having a par value of $0.000001 per share, and 1,000 shares of preferred stock having a par value of $0.000001 per share"

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Ithrive PH, Inc. has caused this certificate to be signed by an authorized officer, this 9 day of March, 2017.

BY: ______________________-Signature

Name: Marc Isaacson -please print

Title: CEO -please print

EXHIBIT 1A-2B

BYLAWS

SECOND AMENDED & RESTATED BYLAWS

OF

ITHRIVE PH, INC.
(A DELAWARE CORPORATION)

As of March 31, 2017

Table of Contents

ARTICLE I OFFICES 5

Section 1. Registered Office 5

Section 2. Other Offices 5

ARTICLE II CORPORATE SEAL 5

Section 3. Corporate Seal 5

ARTICLE III STOCKHOLDERS' MEETINGS 5

Section 4. Place of Meetings 5

Section 5. Annual Meeting 5

Section 6. Special Meetings 7

Section 7. Notice of Meetings 8

Section 8. Quorum 8

Section 9. Adjournment and Notice of Adjourned Meetings 9

Section 10. Voting Rights 9

Section 11. Joint Owners of Stock 9

Section 12. List of Stockholders 10

Section 13. Action Without Meeting 10

Section 14. Organization 11

ARTICLE IV DIRECTORS 12

Section 15. Number and Term of Office 12

Section 16. Powers 12

Section 17. Term of Directors 12

Section 18. Vacancies 12

Section 19. Resignation 13

Section 20. Removal 13

Section 21. Meetings 13

Section 22. Quorum and Voting 14

Section 23. Action Without Meeting 14

Section 24. Fees and Compensation 14

Section 25. Committees 14

Section 26. Organization 16

ARTICLE V OFFICERS 16

Section 27.	Officers Designated	16
Section 28.	Tenure and Duties of Officers	16
Section 29.	Delegation of Authority	18
Section 30.	Resignations	18
Section 31.	Removal	18
ARTICLE VI	EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION	18
Section 32.	Execution of Corporate Instruments	18
Section 33.	Voting of Securities Owned by the Corporation	18
ARTICLE VII	SHARES OF STOCK	19
Section 34.	Form and Execution of Certificates	19
Section 35.	Lost Certificates	19
Section 36.	Rights of Classes of Stock	19
Section 37.	Transfers	20
Section 38.	Fixing Record Dates	20
Section 39.	Registered Stockholders	21
ARTICLE VIII	OTHER SECURITIES OF THE CORPORATION	21
Section 40.	Execution of Other Securities	21
ARTICLE IX	DIVIDENDS	22
Section 41.	Declaration of Dividends	22
Section 42.	Dividend Reserve	22
ARTICLE X	FISCAL YEAR	22
Section 43.	Fiscal Year	22
ARTICLE XI	INDEMNIFICATION	22
Section 44.	Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents	22
ARTICLE XII	NOTICES	25
Section 45.	Notices	25
ARTICLE XIII	AMENDMENTS	26
Section 46.	Amendments	26
ARTICLE XIV	RIGHT OF FIRST REFUSAL	27
Section 47.	Right of First Refusal	27
ARTICLE XV	LOANS TO OFFICERS	29

SECOND AMENDED & RESTATED BYLAWS

OF

ITHRIVE PH, INC.
(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Lewes, County of Sussex or such other place as the Board of Directors may designate.

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS' MEETINGS

Section 4.Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law ("DGCL").

Section 5. Annual Meeting.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation's notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this Section 5(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation's voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act") and Rule 14a-4(d) thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

(c) Notwithstanding anything in the second sentence of Section 5(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(f) For purposes of this Section 5, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer (or if there is no Chief Executive Officer, then the President), (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7. Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12. List of Stockholders. The Secretary shall prepare and make, at least five (5) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 13. Action Without Meeting.

(a) Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b) Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

(d) A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 14.Organization.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

Section 15. Number and Term of Office. The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.

Section 16. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. Term of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders to serve until the next annual meeting of stockholders and his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 20. Removal. Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of two-thirds (66 2/3%) of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to elect such director.

Section 21. Meetings

(a)Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voicemessaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors.

(b)Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any director.

(c)Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e)Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. Furthermore, for any vote where certain directors are present but do not participate in such vote because they are "interested directors" within the meaning of DGCL, Section 144, such interested directors shall nonetheless be counted as present for purposes of determining the presence of a quorum.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present who are not interested directors, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25.Committees.

(a)Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation.

(b)Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

Section 27. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer (if appointed), the President, the Chief Technology Officer (if appointed), one or more Executive Vice Presidents and/or one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 28. Tenure and Duties of Officers.

(a)General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 28.

(c)Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief

Executive Officer of the corporation, the President shall act as the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d)Duties of the Chief Technology Officer. The Chief Technology Officer, if any, shall serve as the senior technology officer and shall preside over all technological decisions for the corporation. The Chief Technology Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(e)Duties of Executive Vice Presidents and Vice Presidents. The Executive Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Executive Vice Presidents and Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f)Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g)Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(h)Other Senior Executive Officers. The Board may appoint such other senior executive officers ("Other Senior Executives'"), including, but not limited to, Chief

Executive Office, Chief Legal Officer and Chief Marketing Officer, as it deems appropriate from time to time. Such Other Senior Executives shall be executive officers of the corporation and shall perform other duties commonly incident to the applicable office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 29. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof

Section 30. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 31. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION

Section 32. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 33. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Executive Vice President.

ARTICLE VII

SHARES OF STOCK

Section 34. Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President, the Chief Technology Officer or any Executive Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles or electronic. In case any officer, transfer agent, or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 35. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner's legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 36. Rights of Classes of Stock. There are three classes of stock in the Company:

  Class A Common Stock (30,000,000 authorized)
  Class B Common Stock (35,000,000 authorized)
  Preferred Stock (1,000 authorized)

All shares of Class A common stock shall be identical and are non-voting (shall not be entitled to vote on any matter). All shares of Class B common stock shall be identical and shall be entitled to one vote on all matters. All shares of Preferred stock shall be identical, are non-voting (shall not be entitled to vote on any matter), and shall have a liquidation preference over the Class A and Class B shares. Such liquidation preference shall entitle the holders of the Preferred stock to receive 100% of their contributed capital (i.e., the amount which they paid for the shares) before any cash is received by holders of the Class A or Class B stock in the event of the sale or liquidation of the company. None of these three classes of stock shall have any special rights regarding redemption provisions, sinking fund provisions, conversion rights, piggy-back rights or preemptive rights.

Section 37. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 38. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting;provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 39. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 40. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Executive Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 41. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 42. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

Section 43. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

Section 44. Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a) Directors and Executive Officers. The corporation shall indemnify its current and former directors and executive officers (for the purposes of this Article XI, "executive officers" shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act and shall include current and former executive officers of any predecessor corporation and shall further include all current and former Executive Vice Presidents and Other Senior Executives) to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or any other applicable law, or (v) such indemnification is required to be made under subsection (d).

(b)Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person except executive officers to such officers or other persons as the Board of Directors shall determine.

(c)Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any current or former director or executive officer in connection with such proceeding, provided, however, that, if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 43 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decisionmaking party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Bylaw to a director[or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e)Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL or any other applicable law.

(f)Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h)Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i)Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(l) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4) References to a "director," "executive officer," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.

ARTICLE XII

NOTICES

Section 45. Notices.

(a) Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b)Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or as provided for in Section 21 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f)Notice to Stockholders Sharing an Address. Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

Section 46. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the

Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the foregoing, any repeal, modification or amendment to the Bylaws of the corporation shall only be prospective and only define and govern the future actions of the corporation and shall not retroactively affect the rights granted under any prior Bylaws of the corporation that were validly in effect from time to time for the respective time periods that such prior Bylaws of the corporation were in effect.

ARTICLE XIV

RIGHT OF FIRST REFUSAL

Section 47. Right of First Refusal. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of stock, of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this bylaw:

(a) If the stockholder desires to sell or otherwise transfer any of his shares of [stock], then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer.

(b) For thirty (30) days following receipt of such notice, the corporation shall have the option to purchase [all (but not less than all)] of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, with the consent of the stockholder, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 46, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

(c) The corporation may assign its rights hereunder.

(d) In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder's notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring stockholder's notice; provided that if the terms of payment set forth in said transferring stockholder's notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder's notice.

(e) In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder's notice, said transferring stockholder may, within the sixty-day period following the expiration or waiver of the option rights granted to the corporation and/or its assignees(s) herein, transfer the shares specified in said transferring stockholder's notice which were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder's notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said transfer.

(f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this bylaw:

(1) A stockholder's transfer of any or all shares held either during such stockholder's lifetime or on death by will or intestacy to such stockholder's immediate family or to any custodian or trustee for the account of such stockholder or such stockholder's immediate family or to any limited partnership of which the stockholder, members of such stockholder's immediate family or any trust for the account of such stockholder or such stockholder's immediate family will be the general of limited partner(s) of such partnership. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the stockholder making such transfer.

(2) A stockholder's bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this bylaw.

(3) A stockholder's transfer of any or all of such stockholder's shares to the corporation or to any other stockholder of the corporation.

(4) A stockholder's transfer of any or all of such stockholder's shares to a person who, at the time of such transfer, is an officer or director of the corporation.

(5) A corporate stockholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

(6) A corporate stockholder's transfer of any or all of its shares to any or all of its stockholders.

(7) A transfer by a stockholder which is a limited or general partnership to any or all of its partners or former partners in accordance with partnership interests.

In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this bylaw, and there shall be no further transfer of such stock except in accord with this bylaw.

(g) The provisions of this bylaw may be waived with respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.

(h) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.

(i) The foregoing right of first refusal shall terminate on any of the following dates, whichever shall first occur:

(1) On December 31, 2018; or

(2) Upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or

(3) When the company has raised an aggregate amount of capital or generated an aggregate amount of gross revenues in excess of $50,000,000.

(4) Conform with Shareholder/Stock Restriction Agreement - FRG.

(j) The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION"

ARTICLE XV

LOANS TO OFFICERS

Section 48. Loans to Officers. Except as otherwise prohibited under applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

EXHIBIT 1A-4

FORM OF SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

Marc Issacson, Chief Executive Officer
Ithrive PH, Inc.
5415 W. Cedar Lane
Bethesda, MD 20814

Re: Ithrive PH, Inc. - 8,333,333 Shares of Class A Common Stock (the "Shares")

1. Subscription. The undersigned hereby tenders this subscription and applies to purchase the number of Shares in Ithrive PH, Inc., a Delaware corporation (the "Company") indicated below, pursuant to the terms of this Subscription Agreement. The purchase price of each Share is ThreeDollars and No Cents ($3.00) payable in cash in full upon subscription. The undersigned further sets forth statements upon which you may rely to determine the suitability of the undersigned to purchase the Shares. The undersigned understands that the Shares are being offered pursuant to the Form 1-A, Offering Circular and all exhibits and attachments filed with the Securities and Exchange Commission (the "Offering Circular"). In connection with this subscription, the undersigned represents and warrants that the personal, business and financial information provided to the Company along with this Subscription Agreement or through the website www.BankRoll.Ventures, is complete and accurate, and presents a true statement of the undersigned's financial condition.

2. Representations and Understandings. The undersigned hereby makes the following representations, warranties and agreements and confirms the following understandings:

(i) The undersigned has received a copy of the Offering Circular, has reviewed it carefully, and has had an opportunity to question representatives of the Company and to obtain such additional information concerning the Company as the undersigned requested. All questions of the undersigned have been satisfactorily answered prior to making this investment.

(ii) The undersigned has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto; or the undersigned has utilized the services of his, her or its financial advisor or other investment representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the undersigned's investment, and to make an informed decision relating thereto.

(iii) The undersigned has evaluated the risks of this investment in the Company, including those risks particularly described in the Offering Circular, and has determined that the investment is suitable for him, her or it. The undersigned has adequate financial resources for an investment of this character, and at this time could bear a complete loss of this investment. The undersigned understands that any projections or other forward-looking statements that were made in the Offering Circular are mere estimates and may not reflect the actual results of the Company's operations. The undersigned understands that the Use of Proceeds made in the Offering Circular are estimates, are not binding, and are subject to the Company's discretion, and may not reflect the actual use of proceeds by the Company of the funds they receive from this offering and from your investment.

(iv) The undersigned understands that the Shares are not being registered under the Securities Act of 1933, as amended (the "1933 Act") on the ground that the issuance thereof is exempt under Regulation A of Section 3(b) of the 1933 Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the undersigned's representations and warranties, and those of the other purchasers of Shares.

(v) The undersigned understands that the Shares are not being registered under the securities laws of certain states on the basis that the issuance thereof is exempt as an offer and sale not involving a registerable public offering in such state, since the Shares are "covered securities" under the National Securities Market Improvement Act of 1996 and/or are exempt from such registration under Regulation A, as amended by the JOBS Act. The undersigned understands that reliance on such exemptions is predicated in part on the truth and accuracy of the undersigned's representations and warranties and those of other purchasers of Shares. The undersigned covenants not to sell, transfer or otherwise dispose of a Share unless such Share has been registered under the applicable state securities laws, or an exemption from registration is available.

(vi) The amount of this investment by the undersigned does not exceed 10% of the greater of the undersigned's net worth, not including the value of his/her primary residence, or his/her annual income in the prior full calendar year, as calculated in accordance with Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, unless the undersigned is an "accredited investor," as that term is defined in Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended, or is the beneficiar y of a fiduciary account, or, if the fiduciary of the account or other party is the donor of funds used by the fiduciary account to make this investment, then such donor, who meets the requirements of net worth, annual income or criteria for being an "accredited investor."

(vii) The undersigned has no need for any liquidity in this investment and is able to bear the economic risk of this investment for an indefinite period of time. The undersigned has been advised and is aware that: (a) there is no public market for the Shares and a public market for the Shares may not develop; (b) it may not be possible to liquidate this investment readily; and (c) the Shares have not been registered under the Securities Act of 1933 and applicable state law and an exemption from registration for resale may not be available.

(viii) All contacts and contracts between the undersigned and the Company regarding the offer and sale to him of Shares have been made within the state indicated below his, her or its signature on the signature page of this Subscription Agreement and the undersigned is a resident of such state.

(ix) The undersigned has relied solely upon the Offering Circular and independent investigations made by him or her or his or her representatives and advisors with respect to the Shares subscribed for herein, and no oral or written representations beyond the Offering Circular have been made to the undersigned or relied upon by the undersigned by the Company, its representatives or assigns, or any other person or entity.

(x) The undersigned agrees not to transfer or assign this subscription or any interest therein.

(xi) The undersigned hereby acknowledges and agrees that, except as may be specifically provided herein, the undersigned is not entitled to withdraw, terminate or revoke this subscription.

(xii) If the undersigned is a partnership, corporation, limited liability company or trust, it has been duly formed, is validly existing, has full power and authority to make this investment, and has not been formed for the specific purpose of investing in the Shares. This Subscription Agreement and all other documents executed in connection with this subscription for Shares are valid, binding and enforceable agreements of the undersigned.

(xiii) The undersigned meets any additional suitability standards and/or financial requirements that may be required in the jurisdiction in which he, she or it resides, or is purchasing in a fiduciary capacity for a person or account meeting such suitability standards and/or financial requirements, and is not a minor.

3. Escrow arrangements. Payment for the Shares shall be received by Prime Trust LLC (the "Escrow Agent") from the undersigned by transfer of immediately available funds or other means approved by the Company at least two days prior to the applicable closing, in the amount as set forth on the signature page hereto. Upon such closing, the Escrow Agent shall release such funds to the Company.

4. Issuer-Directed Offering; No Underwriter. The undersigned understands that the offering is being conducted by the Company directly (issuer-directed) and the Company has not engaged a selling agent such as an underwriter or placement agent. The undersigned acknowledges and agrees Jumpstart Securities LLC has been engaged to serve as an accommodating broker-dealer and to provide certain technology, transaction facilitation and escrow services. Jumpstart Securities LLC is not participating as an underwriter. The undersigned acknowledges that Jumpstart Securities LLC has neither solicited your investment in the Company, recommended the Shares, provided any advice, including investment advice, nor is Jumpstart Securities LLC distributing the Offering Circular or making any oral representations concerning the offering. Jumpstart Securities LLC has not and will not conduct extensive due diligence of this offering and the undersigned should not rely on Jumpstart Securities LLC's involvement in this offering as any basis for a belief that it has done extensive due diligence.

5. Foreign Investors. If the undersigned is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the undersigned hereby represents that he or she has satisfied himself or herself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The undersigned's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the undersigned's jurisdiction.

6. Valuation. The undersigned acknowledges that the price of the Shares was set by the Company on the basis of the Company's internal valuation and no warranties are made as to value. The undersigned further acknowledges that future offerings of securities by the Company may be made at lower valuations, with the result that the undersigned's investment will bear a lower valuation.

7. Indemnification. The undersigned hereby agrees to indemnify and hold harmless the Company and all of its affiliates, attorneys, accountants, employees, officers, directors, broker dealers, placement agents, Shareholders and other agents from any liability, claims, costs, damages, losses or expenses incurred or sustained by them as a result of the undersigned's representations and warranties herein or made through www.BankRoll.Ventures or otherwise being untrue or inaccurate, or because of a breach of this agreement by the undersigned. The undersigned hereby further agrees that the provisions of Section 7 of this Subscription Agreement will survive the sale, transfer or any attempted sale or transfer of all or any portion of the Shares. The undersigned hereby grants to the Company the right to setoff against any amounts payable by the Company to the undersigned, for whatever reason, of any and all damages, costs and expenses (including, but not limited to, reasonable attorney's fees) which are incurred by the Company or any of its affiliates as a result of matters for which the Company is indemnified pursuant to Section 7 of this Subscription Agreement.

8. Taxpayer Identification Number/Backup Withholding Certification. Unless a subscriber indicates to the contrary on the Subscription Agreement, he, she or it will certify that his taxpayer identification number is correct and, if not a corporation, IRA, Keogh, or Qualified Trust (as to which there would be no withholding), he is not subject to backup withholding on interest or dividends. If the subscriber does not provide a taxpayer identification number certified to be correct or does not make the certification that the subscriber is not subject to backup withholding, then the subscriber may be subject to twenty-eight percent (28%) withholding on interest or dividends paid to the holder of the Shares.

9. Governing Law. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Maryland. The venue for any legal action under this Agreement will be in the proper forum in the State of Maryland.

10. Acknowledgement of Risks Factors. The undersigned has carefully reviewed and thoroughly understands the risks associated with an investment in the Shares as described in the Offering Circular. The undersigned acknowledges that this investment entails significant risks.

The undersigned has (have) executed this Subscription Agreement on this _______ day of ____________, 20____, at ______________.

SUBSCRIBER

__________________________________________________________
Signature

__________________________________________________________
(Print Name of Subscriber)

__________________________________________________________
(Street Address)

__________________________________________________________
(City, State and Zip Code)

__________________________________________________________
(Social Security or Tax Identification Number)

Number of Shares ____________________

Dollar Amount of Shares (At $3.00 per Share) ____________________

SUBSCRIPTION ACCEPTED:

_________________________________ DATE: _________________

Ithrive PH, Inc.
By: Marc Issacson
Chief Executive Officer

EXHIBIT 1A-6

MATERIAL CONTRACTS

IP SALE, ASSIGNMENT, TRANSFER AND ASSUMPTION AGREEMENT

This IP Sale, Assignment, Transfer and Assumption Agreement ("Agreement") is made as of January 1, 2017 with the assignments referenced herein being effective as of the effective date of a registration statement of Assignee filed pursuant to Regulation A with the US Securities and Exchange Commission ("Effective Date") between Ithrive Health, LLC, a Maryland limited liability company, d/b/a Village Green Apothecary ("Assignor" or "VGA"), and Ithrive PH, Inc., a Delaware corporation ("Assignee").

Whereas Assignor has been developing directly and/or through the assistance and cooperation with Dr. Joe Pizzomo various intellectual property and related technology, collectively the Assigned Property (as defined in Annex A hereto)

Whereas, Assignor desires to sell, transfer and assign all of Assignor's right, title and interest in the Assigned Property to Assignee.

Whereas, Assignee desires to receive all of the rights title and interest in the Assigned Property and to assume all of the obligations thereunder.

NOW THEREFORE, IN WITNESS WHEREOF, in consideration of the mutual promises and covenants contained in this Agreement, and other good and valuable consideration the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein shall have the following definitions.

1.1"Assigned Property" means the property listed in Annex A and all Intellectual Property and Intellectual Property Rights forming a part of, embodied, in or necessary for use of the Assigned Property.

1.2"Intellectual Property" means all technology and intellectual property, regardless of form, including without limitation: published and unpublished works of authorship, including without limitation audiovisual works, collective works, computer programs, compilations, notes, databases, derivative works, literary works, maskworks, and sound recordings ("Works of Authorship"); inventions and discoveries, including without limitation articles of manufacture, business methods, formulations, processes, procedures, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items ("Inventions"); words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, and product features ("Trademarks"); and information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, formulations, know-how, methods, processes, programs, prototypes, systems, and techniques ("Confidential Information").

1.3 "Intellectual Property Rights" means all rights in, arising out of, or associated with Intellectual Property in any jurisdiction, including without limitation: rights in, arising out of, or associated with Works of Authorship, including without limitation rights in maskworks and databases and rights granted under the Copyright Act ("Copyrights"); rights in, arising out of, or associated with Inventions, including without limitation rights applied for, pending or granted under the Patent Act ("Patent Rights"); rights in, arising out of, or associated with Trademarks, including without limitation rights granted under the Lanham Act ("Trademark Rights"); rights in, arising out of, or associated with Confidential Information, including without limitation rights granted under the Uniform Trade Secrets Act ("Trade Secret Rights"); rights in, arising out of, or associated with a person's name, voice, signature, photograph, or likeness, including without limitation rights of personality, privacy, and publicity ("Personality Rights"); rights of attribution and integrity and other moral rights of an author ("Moral Rights"); rights in, arising out of, or associated with domain names ("Domain Name Rights"); and any rights with respect to any Intellectual Property created, owned or memorialized by Dr. Pizzomo or any affiliate of Dr. Pizzomo to which Assignor has an interest (matters and intellectual property outside of the scope of the business of Assignor shall not be included in this definition) ("Founder IP").

2.Sale, Assignment and Assumption.

2.1Upon the terms and subject to the fulfillment of Assignee's obligations hereunder and the IP Note (as defined herein): Assignor hereby perpetually, irrevocably, and unconditionally sells, assigns, transfers, and conveys to Assignee and its successors and assigns, all of Assignor's right, title, and interest in and to the Assigned Property. Assignor further perpetually, irrevocably, and unconditionally assigns, transfers, and conveys to Assignee and its successors and assigns all claims for past, present and future infringement or misappropriation of the Intellectual Property Rights included in the Assigned Property, including all rights to sue for and to receive and recover all profits and damages accruing from an infringement misappropriation prior to the Effective Date as well as the right to grant releases for past infringements.

2.2Assignee hereby assumes all of the obligations of Assignor under the Assigned Property, including without limitation any of the contracts or agreements that make up a portion of the Assigned Property.

2.3Notwithstanding anything herein to the contrary, if Assignee fails to satisfy all of the obligations under the IP Note or fails to pay the Royalty as required by Section 3.2 hereof, all right, title and interest in the Assigned Property shall revert to Assignor and Assignee shall immediately upon request, execute and deliver any documents or instruments requested by Assignor to effectuate such reversion of ownership interest to Assignor.

3.Purchase Price. The purchase price ("Purchase Price") for the sale and assignments made under this Agreement, is as follows:

3.1 IP Note. Assignee will execute and deliver and perform all of the obligations contained in the note ("IP Note") in form and substance attached hereto as Annex B, which note shall be secured with a senior security interest in the Assigned Property. Plus,

3.2. Royalty. Assignee shall pay to Assignor two and one-half percent (2.5%) of the gross revenue derived or received by Assignee directly or indirectly from or in connection with the Assigned Property and/or products or offerings directly or indirectly derived from the Assigned Property in perpetuity ("Royalty"). Such Royalty shall be paid by Assignee to Assignor on a quarterly basis no later than 21 days after the end of each calendar quarter, without any set off of any kind. Such Royalty shall survive any change in control of Assignee.

4.Representations and Warranties and Covenants.

(a)Assignor represents and warrants to Assignee that: Assignor exclusively owns all right, title, and interest in and to the Assigned Property in accordance with the terms of the documents underlying the Assigned Property; Assignor has not granted and will not grant any licenses or other rights to the Assigned Property to any third party; the Assigned Property is free of any liens, encumbrances, security interests, and restrictions on transfer, except with respect to the security interest of certain senior secured Noteholders of Assignor; to Assignor's knowledge, the Intellectual Property that is assigned as part of the Assigned Property does not infringe upon the Intellectual Property Rights of any third party; and there are no legal actions, investigations, claims, or proceedings pending or threatened relating to the Assigned Property; and Assignor has procured any consents form any third parties necessary to effectuate the purposes and intent of this Agreement.

(b)Assignee represents and warrants, that: upon execution and delivery, this Agreement and the IP Note are the legal, valid and binding obligations of Assignee; this Agreement and the IP Note and have been approved by all corporate requirements; and this Agreement and Assignee's performance of its obligations hereunder does not violate any other agreements to which Assignee is a party. Assignee shall not undertake any obligation or allow any encumbrance of any kind on the Assigned Property that could impair Assignors rights hereunder without the prior written consent of Assignor, which consent shall not be unreasonably withheld.

5.Mutual Indemnification. Assignor and Assignee shall, jointly and severally, defend, indemnify, and hold harmless the other party and its respective officers, directors, members, shareholders, successors, and assigns from and against all losses, liabilities, and costs including, without limitation, reasonable attorneys' fees, expenses, penalties, judgments, claims and demands of every kind and character that such party and its respective officers, directors, members, shareholders, successors, agents and assigns may incur, suffer, or be required to pay arising out of, based upon, or by reason of: the breach by the other party of any of the representations or warranties made by such party under this Agreement and Assignor's use of the Assigned Property prior to the date of this Agreement, and Assignee's use of the Assigned Property after the date of this Agreement, respectively.

6.Further Assurances

6.1 Assistance. Assignor and Assignee will take all action and execute all documents as the other party may reasonably request to effectuate the transfer of the Assigned Property and the vesting of complete and exclusive ownership of the Assigned Property in Assignee and to consummate the transactions contemplated hereunder. In addition, Assignor and Assignee will, at the request and sole cost and expense of the requesting party, but without additional compensation, promptly sign, execute, make, and do all such deeds, documents, acts, and things as Assignee may reasonably require:

(a)to apply for, obtain, register, maintain and vest in the name of Assignee alone the Intellectual Property Rights protection relating to any or all of the Assigned Property in any country throughout the world, and when so obtained or vested, to renew and restore the same;

(b)to defend any judicial, opposition, or other proceedings in respect of such applications and any judicial, opposition, or other proceedings or petitions or applications for revocation of such Intellectual Property Rights; and

(c)to assist Assignee with the defense and enforcement of its rights in any registrations issuing from such applications and in all Intellectual Property Rights protection in the Intellectual Property.

6.2 Power of Attorney. If at any time Assignee is unable, for any reason, to secure Assignor's signature on any letters, patent, copyright, or trademark assignments or applications for registrations, or other documents or filings pertaining to any or all of the Assigned Property, whether because of Assignor's unwillingness, or for any other reason whatsoever, Assignor hereby irrevocably designates and appoints Assignee and its duly authorized officers and agents as its agent and attorney-in-fact, to act for and on its behalf and stead to execute and file any and all such applications, registrations, and other documents and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed by Assignor.

7.Miscellaneous

7.1 Injunctive Relief. A breach of this Agreement may result in irreparable harm to Assignee and a remedy at law for any such breach will be inadequate, and in recognition thereof, Assignee will be entitled to injunctive and other equitable relief to prevent any breach or the threat of any breach of this Agreement by Assignor without showing or proving actual damages.

7.2 Binding on Successors. This Agreement will inure to the benefit of, and be binding upon, the parties, together with their respective representatives, successors, and assigns. Assignee may not assign this Agreement.

7.3 Governing Law and Jurisdiction. The Agreement shall be governed by and construed under the laws of the state of Maryland.

7.4 Construction. The Parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

7.5 Amendment and Waiver. This Agreement may not be amended or modified unless mutually agreed upon in writing by the parties and no waiver will be effective unless signed by the party from whom such waiver is sought. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

7.6 Severability. If any provision of this Agreement is held invalid by any court of competent jurisdiction, such invalidity will not affect the validity or operation of any other provision, and the invalid provision will be deemed severed from this Agreement.

[Signatures on following page]

IN WITNESS WHEREF, intending to be legally bound, the parties have executed this agreement by themselves or their duly and legally authorized and empowered officers or representatives as of date first written above.

Ithrive Health, LLC **Assignor**	Ithrive PH, Inc. ***Assignee***
By:________________ Marc Isaacson, President	By:________________ Marc Isaacson, President

Ithrive PH IP Note

Page 6 of 15

ANNEX A
ASSIGNED PROPERTY

The Assigned Property consists of the following:

Intellectual Property:

* Formulas for custom supplements developed by the VGA/SG team
* Marketing and customer acquisition strategic plans

Contracts:

* Asset purchase option contract between VGA and Salugenecists (SG) dated December 21, 2015, for VGA to acquire the Transferred Technology (as defined therein), which generally includes all assets of SG which includes all science, technology, logic/AI, software and pending patents that serve as the foundation of the SG personalized health platform.

Licenses:

*Agreement between VGA and Salugenecists (SG) for royalty and licensing of the SG personal health and custom supplement AI platform.

Trademarks & Copyrights:

*IQ YOU trademark which is our brand name for our version of the SG AI platform
* EpiBioGenetics trademark which is our marketing term for explaining the data set used in IQ YOU

Platforms:

* VGA has integrated several platforms including ClickFunnels, Infusionsof! and Magento to perform digital marketing and customer acquisition specific to IQYOU, including any proprietary and/or customized interface, backend and software related thereto.

Websites:

* www.iqyouhealth.com: website portal to access the IQYOU platform
* www.trustednaturalhealth: health content site to drive customers to the IQYOU portal
* Facebook Fan Page: "I Love Cycling 123", a fan page focused on cycling/biking that now has over 100,000 fans which is part of our marketing efforts to convert these potential customers into the IQYOU platform
* www.the toxinsolution.com: a website designed to provide an assessment on toxic risk and to drive customer traffic to our IQYOU portal

And generally includes: Any and all Intellectual Property, Intellectual Property Rights and Patents of Assignor related to any of the above.

ANNEX B
IP NOTE
(starts on following page)

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement ("Agreement") is made and entered into as of January 1, 2017, (the "Effective Date") by and between Ithrive Health, LLC, a Maryland limited liability company, d/b/a Village Green Apothecary ("VGA"), and Ithrive PH, Inc., a Delaware corporation ("IPH").

Factual Background

A.VGA is in the business of running an apothecary and also related on-line offerings such as IQYOU Health, Sinus Survival and related platforms (the "Business") and has various personnel and expertise with respect to the Business.

B.VGA is transferring to IPH certain intellectual property that VGA has been developing over the past several years with respect to the Business.

C.IPH is a start-up company that is in the process of developing the Business.

D.IPH desires to utilize certain Services (as defined herein) of VGA to assist IPH in running and further developing the Business.

E.VGA and IPH have agreed to enter into this Agreement to allow VGA to assist IPH in the management and running of the Business from the Effective Date through the Term, unless this Agreement is otherwise terminated as provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. PROVISION OF SERVICES

1.1Subject to the terms and conditions of this Agreement, VGA shall provide to IPH the Services (as defined in Section 1.2 below) for the period from the Effective Date and through December 31,2018, unless this Agreement is otherwise extended or terminated pursuant to Section 6 (the "Term"). It is understood by the parties that the quality and timing of the Services to be provided under this Agreement shall be substantially consistent with VGA's current practices.

1.2For purposes of the Agreement, Services shall mean those services identified on Annex A hereto; provided however that Services may be modified by the mutual agreement of the parties from time to time, in which case the Fee (as defined below) shall be adjusted accordingly with the mutual agreement of the parties.

1.3IPH acknowledges and agrees that VGA is not obligated to and shall not provide to IPH any other services other than the Services specifically described in this Agreement.

1.4During the Term, IPH agrees to give VGA's employees and representatives reasonable access to IPH's books, records, contracts, and related data so that VGA can provide the Services in a manner consistent with the current use, at no cost to VGA.

1

1.5The parties will use good faith efforts to cooperate with one another in all matters relating to the provision and receipt of the Services. Such cooperation will include exchanging information, performing true-ups and adjustments, and obtaining (through reasonable commercial efforts) all third-party consents, or approvals necessary to permit each party to perform its obligations hereunder (including, by way of example and not by way of limitation, rights to use third-party software needed for the performance of the Services).

1.6VGA may enter into Consulting Agreements with one or more individuals or entities that may be employees or affiliates of VGA in connection with performing the Services.

2.FEES, EXPENSES, AND REPORTING

2.1EPH shall pay VGA a flat monthly fee ("Fee") of $30,000 for the Services, which fee shall be due and payable within 15 days of month end. If such Fee is not paid within 15 days of when due, it shall bear interest at the rate of eight percent (8%) per annum.

2.2In addition to the Fee, IPH shall be responsible for paying any third-party fees and expenses ("Expenses") that may be incurred by VGA in connection with performing the Services, consistent with past practices; provided, however, that any expense in excess of $20,000 shall require the approval of IPH. IPH shall not be responsible for any liability or obligation of VGA that is incurred prior to the Effective Date unless such obligation was or is also an obligation of IPH, such as legal and/or consulting services in connection with raising capital for IPH. If such Expenses not paid within 15 days of when due, it shall bear interest at the rate of eight percent (8%) per annum. VGA may request that IPH pre-pay any such Expenses.

2.3During the Term, VGA shall provide IPH with monthly reports of the fees and expenses incurred by VGA on behalf of IPH.

2.4In the event that there is a dispute concerning the expenses and the parties cannot resolve their differences within ten (10) calendar days of receipt of the objecting party's objections, the parties shall pursue any and all legal actions pursuant to the governing law and jurisdiction provisions of Section 12.

3.WARRANTY, LIABILITY, AND INDEMNITY

3.1VGA shall use commercially reasonable, good faith efforts to provide Services to IPH in a manner, to the extent and at the times, consistent with the manner such services have heretofore been provided to the Business by VGA. The express warranty in this section is in lieu of all other warranties, express, implied, or statutory, regarding the Services, and VGA specifically disclaims all implied warranties, including, without limitation, all warranties of merchantability, fitness for a particular purpose, title, and non-infringement, and any warranties arising from course of dealing, course of performance, or trade usage.

3.2Except with respect to VGA's gross negligence, willful misconduct, or fraud, VGA's maximum liability to, and the sole remedy of IPH for breach of this Agreement or otherwise with respect to the Services, is limited to the amount of any payments received by VGA under this Agreement during the Term.

2

3.3Except as set forth in Section 3.2, VGA shall not be liable to IPH for any damages of any kind, including, but not limited to, direct, compensatory, punitive, consequential, incidental or special damages or lost profits suffered by IPH arising out of this Agreement or the Services provided by VGA, whether resulting from mere negligence of VGA or otherwise.

3.4IPH agrees to indemnify and hold VGA harmless from any damages, loss, cost, penalty or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any claims, including any third-party claim, regarding: (a) any liability or obligation of IPH arising prior to the Effective Date (whether or not on IPH's balance sheet, whether known or unknown, or whether or not disclosed to VGA); (b) VGA's performance, purported performance, or nonperformance under this Agreement (other than due to VGA's gross negligence, willful misconduct, or fraud), (c) the failure of IPH to perform any of its obligations under any contract, license, lease or other agreement between IPH and a third party (except to the extent that the liability arises out of a failure of VGA to perform an obligation assumed by VGA under this Agreement), (d) any matters related to any financings of IPH (except for obligations specifically assumed by VGA such as through a Guarantee), and (e) failure to pay and discharge any taxes or other liabilities or obligations for which IPH remains responsible.

4.FORCE MAJEURE

VGA shall not be responsible for failure or delay in delivery of any Service, if caused by an act of God or public enemy, terrorist attack, war, government acts, regulations or orders, fire, flood, embargo, quarantine, epidemic, labor stoppages or other disruptions, accident, unusually severe weather or other cause similar or dissimilar, beyond the control of the defaulting party; provided that the party will continue to perform all of its other obligations hereunder to the extent reasonably possible.

5.PROPRIETARY INFORMATION AND RIGHTS

5.1IPH and VGA each acknowledges that they are bound by the provisions of any confidentiality agreement that has or may be executed by the parties and that each of IPH and VGA will comply with the provisions thereof.

6.TERMINATION

6.1Except as provided in Section 6.2 below, this Agreement shall automatically terminate upon the earlier of (i) the mutual agreement of the VGA and IPH, (ii) December 31. 2018, unless extended by the parties, or (iii) the dissolution of either party.

6.2Ether party may terminate this Agreement by giving the other party fifteen (15) days prior written notice if the other party is in breach of this Agreement and does not cure such breach within 21 business days of receipt of notice of said breach.

6.3Upon termination or expiration of this Agreement for any reason, all rights and obligations hereunder shall immediately cease except that such termination shall not terminate, limit, or restrict the rights and remedies of either party for any breach or violation, and for any amounts owed to VGA or IPH before such termination or expiration.

3

6.4Following any termination of this Agreement, each party shall cooperate in good faith with the other to transfer and/or retain all records and all other property of the other in its possession, and take all other actions necessary to provide VGA and IPH and their respective successors and assigns with sufficient information in the form reasonably requested by VGA or IPH to provide for the continuation of the services necessary to conduct the Business.

7.RELATIONSHIP OF PARTIES

The parties agree that VGA is an independent contractor under this Agreement. Except as expressly set forth herein, no party has the authority to, and each party agrees that it shall not, directly or indirectly contract any obligations of any kind in the name of or chargeable against the other parties without such party's prior written consent.

8.ASSIGNMENT

Except as provided herein, no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

9.NOTICES

All notices, demands and other communications pertaining to this Agreement ("Notices") shall be in writing addressed as follows:

If to IPH:
Marc Isaacson, President 5415 W. Cedar Lane Bethesda, MD 20814 marc@mvvillagegreen.com
If to VGA:
Marc Isaacson, President 5415 W. Cedar Lane Bethesda, MD 20814 marc@mwillagegreen.com in each case with a copy to:
Fredric R. Gumbinner, Esq., 1629 K Street NW, Suite 300 Washington, DC 20006-1631 fred@gumbinner.com

Notices shall be deemed given three (3) business days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first Business Day after being sent, prepaid, by a nationally-recognized overnight courier that issues a receipt or other confirmation of delivery. Notices delivered by personal service or by electronic mail shall be deemed given when actually received by the recipient. Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice.

4

10.ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

11.PARTIES IN INTEREST

This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than VGA or IPH or their respective successors or permitted assigns any right, claim, remedy, causes of action or any other rights under or by reason of this Agreement. There are no third-party beneficiaries under this Agreement.

12.GOVERNING LAW; SUBMISSION TO JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts to be wholly performed within such state and without regard to conflicts of laws provisions. Any legal action or proceeding arising out of or relating to this Agreement may be instituted in the courts of the State of Maryland sitting in Montgomery County or in the United States of America for the District of Maryland, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Purchaser hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Agreement and brought in any such court, any claim that Purchaser is not subject personally to the jurisdiction of the above-named courts, that Purchaser's property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

13.WAIVER OF JURY TRIAL

THE PARTIES SHALL AND HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANYWAY CONNECTED WITH THIS AGREEMENT, THE MANAGEMENT SERVICES OR FOR THE ENFORCEMENT OF ANY REMEDY UNDER ANY STATUTE.

14.AMENDMENT; WAIVER

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by VGA and IPH, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

5

15. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles and electronic transmission of signatures shall be deemed to be originals.

[Signature Page Follows]

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

Ithrive Health, LLC d/b/a Village Green Apothecary

By: ______________________
Marc Isaacson, President

Ithrive PH, Inc.

By: ______________________
Marc Isaacson, President

7

ANNEX A
SERVICES

The following services ("Services") shall be provided by VGA:

- Overseeing operation
- Providing yearly financial statements and plans/budgets
- Providing monthly and quarterly financials
- Providing marketing plans
- Overseeing marketing activities
- Managing senior management team
- Hiring for key positions
- Managing sales function
- Managing capital raise and funding activities

Accepted & Agreed

VGA

IPH

8

Ithrive PH, Inc.

SECURED PROMISSORY NOTE

$3,206,343.91 (Original Principal Amount)	Dated as of: January 1, 2017 ("Issuance Date")

FOR VALUE RECEIVED, Ithrive PH, Inc. a Delaware corporation (the "Company" or the "Payor"), hereby promises to pay to Ithrive Health, LLC, a limited liability company incorporated under the laws of the State of Delaware (the "Payee"), or its registered assigns, the principal amount of THREE MILLION TWO HUNDRED SIX THOUSAND THREE HUNDRED FORTY-THREE and 91/100 DOLLARS (US$3,206,343.91) together with interest thereon calculated from the Issuance Date ("Interest Commencement Date") in accordance with the provisions of this Senior Secured Promissory Note (as amended, modified and supplemented from time to time, this "Note"). This Note is issued in connection with that certain IP Sale, Assignment, Transfer and Assumption Agreement of even date herewith between Payor and Payee (the "IP Transfer Agreement"). Capitalized terms not defined in this Note shall have the meaning ascribed to them in the IP Transfer Agreement.

Certain capitalized terms are defined in Section 9 hereof.

1. Payment of Interest. Interest shall accrue on the unpaid principal amount and on any unpaid interest of this Note at a rate equal to eight percent (8%) per annum (the "Interest Rate") beginning on the date hereof. Quarterly payments of interest shall commence June 30, 2017 (but may be paid within twenty-one (21) days of each such quarterly interest payment date) until the Maturity Date (as defined herein). Interest shall be payable in cash. Following any Event of Default (as defined below), interest on this Note shall accrue, to the extent permitted by law, at a rate equal to the lesser of twelve percent (12%) per annum, compounded monthly, or the maximum rate permitted by applicable law retroactive to the date of the initial Event of Default ("Default Interest") (principal, accrued but unpaid interest and any unpaid costs, including collection costs and expenses of enforcement are collectively referred to herein as "Obligations"). Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year. NOTWITHSTANDING THE FOREGOING, IN NO EVENT WELL THE APPLICABLE INTEREST RATE ON THIS NOTE EVER EXCEED THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW. EF, BUT FOR THE PRECEDING SENTENCE, THE INTEREST RATE ON THIS NOTE FOR ANY PERIOD WOULD EXCEED THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW, THE INTEREST RATE FOR SUCH PERIOD SHALL BE REDUCED TO THE MAXIMUM RATE PERMITTED UNDER APPLICABLE LAW.

2.Maturity Date. The entire principal amount of this Note and all accrued but unpaid interest thereon and any other Obligations hereunder shall be due and payable in full in cash in immediately available funds on December 31, 2021, unless extended by the Payee with additional

- Page 1 of 7 -

compensation to be mutually agreed ("Maturity Date"). Any past principal and overdue interest together with any interest thereon, shall be due and payable upon demand.

3. Prepayment. The Company may prepay this Note in whole or in part at any time with no prepayment penalty.

4. Security. This Note is secured by first secured senior position in the Assigned Property as defined in the IP Transfer Agreement.

5. Events of Default. If any of the following events takes place before the Maturity Date (each, an "Event of Default"), the Payee at its option may declare all principal and accrued and unpaid interest thereon and all other amounts payable under this Note immediately due and payable; provided, however, that this Note shall automatically become due and payable without any declaration in the case of an Event of Default specified in clause (c), (d), (e), (f), (g) or (i), below:

(a)the Company fails to make payment of any amount when due under this Note (a "Payment Default");

(b)a receiver, liquidator or trustee of the Company or any substantial part of the Company's assets or properties is appointed by a court order;

(c)the Company is adjudicated bankrupt or insolvent;

(d)any of the Company's property is sequestered by or in consequence of a court order and such order remains in effect for more than thirty (30) days;

(e)the Company files a petition in voluntary bankruptcy or requests reorganization under any provision of any bankruptcy, reorganization or insolvency law or consents to the filing of any petition against it under such law;

(f)any petition against the Company is filed (and not dismissed or withdrawn within 60 days) under bankruptcy, receivership or insolvency law;

(g)the Company makes a formal or informal general assignment for the benefit of its creditors, or admits in writing its inability to pay debts generally when they become due, or consents to the appointment of a receiver or liquidator of the Company or of all or any part of its property;

(h)an attachment or execution is levied against any substantial part of the Company's assets that is not released within thirty (30) days;

(i)the Company dissolves, liquidates or ceases business activity, or transfers any major portion of its assets other than in the ordinary course of business;

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(j)the Company breaches any covenant or agreement on its part contained in this Note or the IP Transfer Agreement other than a Payment Default, and such breach is not waived or cured within twenty-one (21) days of receipt by the Company of notice of such breach;

(k)any material inaccuracy or untruthfulness of any representation or warranty of the Company set forth in this Note, or the IP Transfer Agreement;

(l)the Company is in default under the IP Transfer Agreement;

(l)there has been an event of default under any agreement to which the Company is a party, which default causes a material adverse effect on the business or financial condition of the Company or its ability to repay this Note;

(m)the Company shall default in any of its obligations under any mortgage, notes, debenture, credit agreement or other facility or financing instrument that involves an obligation of the Company of greater than $25,000 whether such indebtedness now exists or shall hereafter be created;

(n)the Company has entered against it any monetary judgment, writ or similar final process for an amount greater than $25,000; or

(o)if the Company enters into an agreement to sell or transfer in excess of twenty-five percent (25%) of the equity or assets of the Company

(p)the death or incapacity of the Principal Owner.

6. Definitions.

"Person'' means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity.

"Principal Owner" means Marc Isaacson, of 112 Driscoll Way, Gaithersburg, Maryland, 20878.

7. Expenses of Enforcement, etc. The Company agrees to pay all fees and expenses incurred by the Payee in connection with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or incurred by the Payee in connection with the enforcement or protection of its rights in connection with this Note, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Payee. The Company indemnifies the Payee and its directors, managers, affiliates, partners, members, officers, employees and agents against, and agrees to hold the Payee and each such person and/or entity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Payee or any such person and/or entity arising out of, in any way connected with, or as a result of (i) this Note or (ii) any claim, litigation, investigation or proceedings relating to any of the

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foregoing, whether or not the Payee or any such person and/or entity is a party thereto other than any loss, claim, damage, liability or related expense incurred or asserted against the payee or any such person on account of the payee's or such person's gross negligence, fraud or willful misconduct. Notwithstanding the foregoing, with respect to the indemnification obligations of the Company hereunder, (a) the Company's aggregate liability under this Note to the Payee shall not exceed the aggregate principal amount of the Note and all accrued and unpaid interest thereon and (b) indemnified liabilities shall not include any liability of any indemnitee arising out of such indemnitee's gross negligence, fraud or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

8. Security Interest.

(a) Security Interest. In order to secure the payment of Obligations, the Company shall execute and deliver a security agreement, in form and substance satisfactory to Payee, pursuant to which the Company will, subject to the terms and conditions set forth in such security agreement, grant to the Payee (or its designee) a security interest in the Collateral (as defined in the Security Agreement).

(b)The Security Interest shall terminate when all the Obligations have been fully and indefeasibly paid in full, at which time Payee shall execute and deliver to the Company all Uniform Commercial Code termination statements and similar documents which the Company shall reasonably request to evidence such termination.

9. Amendment and Waiver. The provisions of this Note may not be modified, amended or waived, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of Payee.

10. Remedies Cumulative. No remedy herein conferred upon the Payee is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

11. Remedies Not Waived. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights hereunder shall operate as a waiver of any right of the Payee.

12. Successors and Assignments. This Note shall be be binding on any successors of the the Company. The Company shall not assign or delegate this Note or any of its liabilities or obligations hereunder.

13. Headings. The headings of the sections and paragraphs of this Note are inserted for convenience only and do not constitute a part of this Note.

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14. Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15. Cancellation. After all principal, premiums (if any) and accrued interest at any time owed on this Note have been paid in full, this Note will be surrendered to the Company for cancellation and will not be reissued.

16. Place of Payment and Notices. Unless otherwise stated herein, payments of principal and interest are to be delivered to the Payee at the address provided by the Payee, or at such other address as such Payee has specified by prior written notice to the Company. No notice shall be deemed to have been delivered until the first (1st) Business Day following actual receipt thereof.

17. Waiver of Jury Trial. The Payee and the Company each hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Note and/or the transactions contemplated hereunder.

18. Submission to Jurisdiction.

(i)Any legal action or proceeding with respect to this Note may be brought in the courts of the State of Maryland or of the United States of America sitting in Montgomery County, and, by execution and delivery of this Note, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

(ii)The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(iii)Nothing herein shall affect the right of the Payee to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

19. GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF MARYLAND OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND.

- Page 5 of 7 -

IN WITNESS WHEREOF, the Company, intending to be legally bound, has caused this Secured Promissory Note to be executed and delivered by its duly authorized and empowered officer as of the date first written above.

COMPANY:

Ithrive PH, Inc.

By: ____________________
Name: Marc Isaacson, President

State of Maryland.)
)
County of Montgomery) to wit:

Sworn and Subscribed before me on this 27 day of March, 2017, appeared before me the above-named Marc Isaacson, as President of Payor, who acknowledged the foregoing to be his free act and deed on behalf of Payor.

____
Notary Public, At Large,

Notary Registration Number ________________.

My commission expires: ________________

Betty H. Torres
Notary Public
Montgomery County
Maryland
My Commission Expires Sept. 11, 2019

Ithrive PH IP Note

Page 7 of 7

EXHIBIT 1A-8

ESCROW AGREEMENT WITH PRIME TRUST LLC

EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT PUBLIC
ACCOUNTING FIRM

February 12, 2018

Board of Directors of iThrive PH, Inc.,

We hereby consent to the inclusion in the Offering Circular filed under Regulation A on Form 1-A of our reports dated August 12, 2017, with respect to the balance sheets of iThrive PH, Inc. as of December 31, 2016 and the related statements of operations, shareholders' equity and cash flows for the period from September 21, 2016 (inception) to December 31, 2016 and the related notes to the financial statements.

Additionally, we consent to and acknowledge the reference to our firm as an expert in auditing and accounting as disclosed in the foregoing offering documents.

/s/ IndigoSpire CPA Group
February 12, 2018

EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

DiMuroGinsberg PC
ATTORNEYS AT LAW

Bernard J. DiMuro
Nina J. Ginsberg
Michael S. Lieberman
Jonathan R. Mook
C. Thomas Hicks III
Stephen L. Neal, Jr.
Andrea L. Moseley
Stacey Rose Harris
Kendall A. Almerico*
M. Jarrad Wright
Sara M. Sakagami
Rachael E. Luzietti

Harvey B. Cohen
Senior Counsel

Cecil E. Key †
Of Counsel
Jay P. Kesan †
Of Counsel
Teresa M. Summers †
Of Counsel

† Member of Key IP Law Group
* Licensed only in FL

October 27, 2017

Re: Ithrive PH, Inc.

Dear Mr. Issacson:

In connection with the Regulation A offering of Class A Common Stock for Ithrive PH, Inc. dated October 27, 2017, please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the shares of Class A Common Stock offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

Kendall Almerico

Kendall A. Almerico

1101 King Street, Suite 610
Alexandria, Virginia 22314
TEL: 703.684.4333 FAX: 703.548.3181

1750 Tysons Blvd., Suite 1500
Tysons Corner, Virginia 22102
TEL: 703.289.5118 FAX: 703.388.0648

EXHIBIT 1A-13

TESTING THE WATERS

your health smart&simple IQYOU

Now Your Health Care Can Be Just As Unique As You Are

5:33
WISTIA

We need your support to take on our "one size fits all" disease management system and build the future of your personalized health today!

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I'm Interested In Joining The Healthcare Revolution

IthrivePH, Inc is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

your health smart&simple

IQYOU

Thank you for your interest in becoming a "Bronze Partner" and investing in IQYOU - the truly revolutionary, HIPAA-compliant health solution now in development that can empower you and your family with the knowledge to take ownership of your health!

Today, we are only asking for your interest in becoming a shareholder.

In the near future, when we are live with our Regulation A funding, that is the time we will ask you to invest and have stock ownership in IQYOU! Be sure to be on the look out for further e-mails from us about IQYOU investing!

Sent Your
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Join the Healthcare Revolution

IthrivePH, Inc is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

Copyright 2018 IQYOU Health

your health smart&simple

IQYOU

Thank you for your interest in becoming a "Gold Partner" and investing in IQYOU - the truly revolutionary, HIPAA-compliant health solution now in development that can empower you and your family with the knowledge to take ownership of your health!

Today, we are only asking for your interest in becoming a shareholder.

In the near future, when we are live with our Regulation A funding, that is the time we will ask you to invest and have stock ownership in IQYOU!
Be sure to be on the look out for further e-mails from us about IQYOU investing!

To Start, We Just Sent Your
First email and Document...
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Join the Healthcare Revolution

IthrivePH, Inc is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

Copyright 2018 IQYOU Health

your health smart&simple

IQYOU

Thank you for your interest in becoming a "Silver Partner" and investing in IQYOU - the truly revolutionary, HIPAA-compliant health solution now in development that can empower you and your family with the knowledge to take ownership of your health!

Today, we are only asking for your interest in becoming a shareholder.

In the near future, when we are live with our Regulation A funding, that is the time we will ask you to invest and have stock ownership in IQYOU!
Be sure to be on the look out for further e-mails from us about IQYOU investing!

To Start, We Just Sent Your First email and Document...
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Phone

Join the Healthcare Revolution

IthrivePH, Inc is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures

Copyright 2018 IQYOU Health

your health smart&simple

IQYOU

Thank you for your interest in becoming a "Platinum Partner" and investing in IQYOU - the truly revolutionary, HIPAA-compliant health solution now in development that can empower you and your family with the knowledge to take ownership of your health!

Today, we are only asking for your interest in becoming a shareholder.

In the near future, when we are live with our Regulation A funding, that is the time we will ask you to invest and have stock ownership in IQYOU!
Be sure to be on the look out for further e-mails from us about IQYOU investing!

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Join the Healthcare Revolution

IthrivePH, Inc is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

Copyright 2018 IQYOU Health

Now Your Health Care Can Be Just As Unique As You Are

IQYOU
IQYOUFUNDING.COM

We need your support to take on our "one size fits all" disease management system and build the future of your personalized health today!

Join The Healthcare Revolution

- We are considered the "sickest generation" ever with over half of adults 18-65 in the U.S. suffering from a chronic disease.
- 1 in 3 Americans are prediabetic, a condition that if not treated often leads to type 2 diabetes within five years.
- Our goal is to empower this generation to become the healthiest generation ever and we need your help.
- Through EpiBioGenetics™, IQYOU combines 3 critical wellness components - Lifestyle, Biochemical makeup, and your DNA, providing the roadmap for each individual to thrive based upon their unique set of circumstances.
- With IQYOU, biohacking your health has become a reality.

A Market Hungry For Change

$59 Billion

Mobile Health Market Projected Size By 2020

$32 Billion

US Supplement Sales In 2013

80%

8 in 10 consumers want access to their health information

4 Ways To Join The Healthcare Revolution

Today, we are only asking for your interest in becoming a shareholder. In the future, when we are live with our Regulation A funding, that is the time we will ask you to invest and have stock ownership in IQYOU!

Choose Your Interest Level Below

We're not asking for any investment dollars today.

BRONZE PARTNER

STARTING AT:

$

198

Invest between $198 - $497

- **Lifetime Members Only Area Access**
  ($7,500 Value)

- **Basic Health and Wellness information**
  ($425 Value)
- **1-time Free Shipping Coupon**
  ($15 Value)
- **1-time 25% Off Product Coupon**
  ($20 Value)
- **3-months access to IQYOU**
  ($450 Value)

- ***Total Value of $8,410***

I'm Interested In The Bronze Partner Package Click To Raise Hand

SILVER PARTNER

STARTING AT:

$

498

Invest between $498 - $998

- **Lifetime Members Only Area Access**
  ($7,500 Value)

- **Basic Health and Wellness information**
  ($425 Value)
- **3-time Free Shipping Coupon**
  ($45 Value)
- **3-time 25% Off Product Coupon**
  ($60 Value)

- **Full Access to "Ask the Expert" (Clinical Specialist)**
($7,500 Value)
- **1-year access to IQYOU**
($1800 Value)

- **Total Value of $17,330**

I'm Interested In The Silver Partner Package Click To Raise Hand

GOLD PARTNER

STARTING AT:

$

999

Invest between $999- $2,498

- **Lifetime Members Only Area Access**
($7,500 Value)

- **Basic Health and Wellness information**
($425 Value)
- **10-time Free Shipping Coupon**
($150 Value)
- **10-time 25% Off Product Coupon**
($200 Value)
- **Full access to "Ask the Expert" (Clinical Specialist)**
($7,500 Value)
- **3-year access to IQYOU**
($540 Value)
- **"Live Nutritionist" access (Multiple Monthly Sessions)**
($7,500 Value)
- **Full Access to Dr. Pizzorno and other Thought Leaders Live Webinars**
($8,985 Value)

- **Total Value of $32,800**

I'm Interested In The Gold Partner Package Click To Raise Hand

PLATINUM PARTNER

STARTING AT:

$

2,499

Invest a minimum of $2,499

** higher levels of investment available*

- **Lifetime Members Only Area Access**
  ($7,500 Value)

- **Thought Leadership of Health and Wellness information**
  ($4,975 Value)
- **Lifetime Free Shipping**
  ($2,700 Value)
- **Lifetime 25% Off Products**
  ($7,500 Value)
- **Full access to "Ask the Expert" (Clinical Specialist)**
  ($7,500 Value)
- **Lifetime membership to IQYOU**
  ($3,885 Value)
- **"Live Nutritionist" access (Multiple Monthly Sessions)**
  ($7,500 Value)
- **Full Access to Dr. Pizzorno & other Thought Leaders Live Webinars**
  ($8,985 Value)

- **Total Value of $43,250**

I'm Interested In The Platinum Partner Package Click To Raise Hand

Remember. We are not asking for investment dollars today. Only your level of interest.

Your Valued Investment Will Be Used For:

Platform Testing

To enhance the science and testing/genomics making up the IQYOU platform, and to optimize the user experience.

Strategic Marketing

Engage customers through strategic content and enhanced marketing communications.

Customer Support

Build our internal team to support health care practitioners so we can provide added value to our valued customers.

Real People Benefit When You Support IQYOU

"I received more feedback for free than I did in paying for a $1,400 health report from my doctor."

James B., Los Angeles, CA
IQYOU Customer

"Dr. Pizzorno has been a visionary in shaping the future for science-based functional medicine.

IQYOU will be his lasting legacy to help people from all over the world to make positive changes in their health.

I'm fortunate to have this opportunity to provide my input into this valuable platform."

Dr. Nalini Chilkov, L.Ac., O.M.D.
Founder, Integrative Cancer Answers

Best Selling Author: 32 Ways to Outsmart Cancer
Huffington Post Contributor, Speaker on ABC, NBC and recognized leader in OutSmart Cancer Programs

I'm Interested In Joining The Healthcare Revolution

IthrivePH, Inc is “testing the waters” for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

Copyright © 2017

- We are considered the "sickest generation" ever with over half of adults 18-65 in the U.S. suffering from a chronic disease.
- 1 in 3 Americans are prediabetic, a condition that if not treated often leads to type 2 diabetes within five years.
- Our goal is to empower this generation to become the healthiest generation ever and we need your help.
- Through EpiBioGenetics™, IQYOU combines 3 critical wellness components - Lifestyle, Biochemical makeup, and your DNA, providing the roadmap for each individual to thrive based upon their unique set of circumstances.
- With IQYOU, biohacking your health has become a reality.

Marc Isaacson

Founder, CEO, and Director

Why Our 'One Size Fits All' Health Care System Is Broken

Did you know that we are considered the sickest generation ever?

Our healthcare system is completely failing us. Everyone knows it.

On average, Americans are paying nearly twice as much in healthcare costs as any other developed country and yet the U.S. ranks near the bottom of the list in terms of healthy outcomes.

In 2012, Marc Isaacson, the Founder and CEO of IQYOU, was sitting on his living room couch when his wife went to check on his daughter Tess, who was in her room sleeping.

Suddenly, his wife let out a blood-curdling scream.

Tess was shaking uncontrollably, and her eyes were rolling back in her head.

He and his wife were terrified.

Over the next 6 weeks, they were passed from doctor to doctor, and run through countless scans, tests, and evaluations.

In the end, they had their diagnosis – childhood epilepsy – but were left wanting answers about what had caused the problem, or how to treat the condition effectively.

Without knowing the "why" behind her seizures, the doctors knew of no other options than to prescribe a myriad of drugs to try and stop the seizures.

Marc simply could not accept this blanket solution to his child's epilepsy.

He couldn't fathom how his little girl could live 8 years as a perfectly happy, healthy child, only to have a serious illness pop up out of nowhere.

That's when he and his wife started looking deeper into their daughter's condition.

They discovered, through painstaking research, their daughter's **unique biochemistry and genetic makeup** had made common foods, often thought of as "healthy", like broccoli, brussel sprouts, cauliflower, garlic, and eggs -- into toxic poisons specifically for Tess that brought on her seizures.

After making the necessary dietary changes and reducing her specific toxin risks, including healthy, but sulphur-rich foods, from Tess' diet, Tess today is doing great and living an extremely active, full and normal life.

Even with Tess's great improvement, that wasn't enough for Marc.

Marc wanted to know why our medical system couldn't figure this out.

So over the next 4 years, Marc embarked on a mission to understand completely the power of personalization based on his experience with his daughter.

Now, Marc is committed to *building technology to scale a new personalization health platform to lead the transformation of our healthcare system!*

There are millions of people just like Tess who have their own significant health conditions, simply because of their own:

- **Exposure to Toxins**
- **Nutrient deficiencies (vitamins / minerals)**
- **Food choices**
- **Individual Lifestyle Habits**
- **Genetic make-up**

Marc discovered people experience life-threatening conditions, simply because their bodies are not receiving the right combination of nutrients - or worse - eating 'healthy' foods that cause harm because of their unique makeup.

Though Marc was passionate about creating a platform that would merge science, personalized data and artificial intelligence/logic, he needed support.

Marc reached out to the one person he knew that could help bring this personalized health platform to the world , **Dr. Joseph E. Pizzorno.**

The World's Leading Authority On Science-Based Natural Medicine Joins Forces With IQYOU

Dr. Joseph E. Pizzorno, or “Dr. Joe” as he is called by his patients, is one of the world’s leading authorities on science-based natural medicine.

Outside of his role as a physician, researcher, and world-renowned lecturer, Dr. Pizzorno has served the cause of global wellness by accepting two Presidential appointments – this includes an appointment from President Bill Clinton to the White House Commission on Complementary and Alternative Medicine, as well as an appointment to the Medicare Coverage Advisory Committee by President George W. Bush, in 2002.

In addition, Dr. Pizzorno founded Bastyr University in Seattle, which has become widely recognized as the leading naturopathic and integrative medical university in the United States. Subsequently, Dr. Joe has contributed as a distinguished member of a scientific review board for the Gateway for Cancer Research, while editing and co-writing several respected medical publications.

By merging scientific research, clinical studies, and a state-of-the-art intelligence engine, Dr. Pizzorno’s team of scientists, doctors, and developers partnered with the IQYOU team to develop a completely personalized health platform solution.

But, even Dr. Pizzorno's team were surprised at the dramatic health improvements and beta testing the platform delivered.

After 4 years of testing on over 4,000 patients, they found that the Average Health Scores for their test base improved considerably for each of the 4 years!

The current healthcare system is NOT great at treating chronic disease.

Lifestyle is driving up to 80% of chronic disease -- and chronic disease accounts for over 60% of total U.S. healthcare costs (nearly $2 Trillion per year)...

Our current healthcare system does an amazing job diagnosing illnesses, performing emergency medicine and surgery to fix broken bones, replace body parts and to prescribe drugs for managing diseases and symptoms.

But, our healthcare system is totally failing us for chronic disease.

We know it is not the lack of pharmaceuticals in our bodies causing chronic disease, but the presence of *toxins, a lack of certain nutrients and foods designed for our personal genetics and biochemistry, as well as lifestyle.*

Each one of us is unique based on our lifestyle, genes and biochemistry.

Thanks to IQYOU and the use of EpiBioGenetics™, we now have the ability through science, technology and Artificial Intelligence to determine the unique blueprint and code for each of us.

tangible commercial endeavor, namely the IQYOU personalized health platform.

Our ambition for IQYOU is to provide a proactive and preventative "well-care" solution that empowers you to make the right choices for your body's unique needs, and stave off diseases and disorders before they become chronic.

A perfect marriage between health care and artificial intelligence, the IQYOU System analyzes your unique biochemistry, genetic profile and lifestyle factors giving you customized guidance and wellness information -- All for less than the cost of a visit to your family doctor.

Think of IQYOU as the owner's manual for your own body.

Personalized health care for your exact make and model, instead of relying on generalized information from the web, IQYOU delivers specific recommendations (based on your genes, biomarkers, and habits) that allow you to strike at the root of your health problems, instead of relying on damaging prescriptions and procedures that merely mask symptoms.

ARTIFICIAL INTELLIGENCE
100,000,000 Possible Combinations
250,000 Medical Studies
30,000 Clinical References
13,000 Key Calculations
1 UNIQUE RECOMMENDATION

IQYOU is based on a HIPAA compliant system using the latest in Artificial Intelligence technology.

Embedded in the platform are thousands of data points, (which map risks and solutions) including **over 40,000 clinical studies, 350 genes, 300 lab biomarkers, 4,000 prescription drugs**, numerous articles and studies on nutrition, supplements, herbs, lifestyle issues as well as EPA environmental studies.

The customer fills out a questionnaire (dealing with lifestyle, eating habits, stress levels, exercise habits, sleep patterns, medications etc.) causing the logic to populate an additional series of questions, which we call "smart questions," relevant specifically to that user, which further narrows the profile.

How the IQYOU System Works

1
YOUR INPUT
2
OUR SCIENCE
3

- **Begin By Answering a Few Simple Questions**
- While the underlying logic and pathways are incredibly complicated -- and become more so everyday – the IQYOU Platform is simple to use and understand. To start, patients are asked several basic questions about their health.
- Our system uses our Artificial Intelligence (A.I.) logic and statically weighs each piece of information.
-

- **Patent-Pending Algorithms Fill in the Gaps**
- Our leading edge logic platform sources from a growing database of over 40,000 medical studies.

- **Answer Smart Branching Questions**
  Using your initial answers as a base, our revolutionary mathematical algorithm generates follow-up questions designed to give the system more personalized data relevant to you, the user. You will continue to be asked a series of "smart questions" to fill in a more complete, personalized health picture.

- New research, and changing data that you provide to IQYOU, will provide the A.I. system with a constantly evolving set of data to draw from, which will allow you to continue gaining new insights, long after your first use.

- **Artificial Intelligence System Provides Customized Action Steps**
- Based on the answers you provide, the IQYOU platform cross references your health profile, lab data and genomics with a database of over 40,000 medical studies to provide you with an action plan for improving and maintaining optimal health.

- **Suggestions May Include:**

- <u>Recommended Lifestyle Choices</u>: Our System ranks lifestyle alterations from critical to inconsequential, so that you know which changes to make first.

- <u>Nutrient Balance</u>: Based on hundreds of personal data points, IQYOU will suggest adding or subtracting specific vitamins and minerals to optimize your health.

- <u>Diet Changes</u>: In conjunction with vitamin and mineral balance, IQYOU is designed to warn you about foods that may be harmful to your unique biochemistry. It will also recommend the most important foods for you as well as recipes to help you optimize your diet.

- <u>Genetic Red Flags</u>: By analyzing your 23andMe Genomic profile, the IQYOU System will alert you about risk to you biochemistry, so that you know what potential diseases to screen for early and often.

A Market Hungry For Change

$59 Billion

Mobile Health Market Projected Size By 2020

$32 Billion

US Supplement Sales In 2013

80%

8 in 10 consumers want access to their health information

We are building a new platform that is the future of healthcare!

Our healthcare system is completely failing us. Everyone knows it.

Now there is a solution!

Introducing IQYOU - a revolutionary, HIPAA-compliant health and wellness solution that will empower you and your family with truly personalized health care.

With your support, we can take on our massive Goliath "sick care" system (which costs just in the U.S. over 3.2 trillion dollars per year and focuses on chronic disease instead of personalized nutrition and genetics!).

We can shift from our one size fits all disease management system to a health and wellness system structured around true personalization that gets to the root cause for you and your families health concerns!

IQYOU's combination of medical research and Artificial Intelligence (A.I.) has already produced improvements in health outcomes for 4,000 test subjects over the course of 4 years of beta-testing.

Now, our goal is to scale and take on our Goliath system through empowering personalization and transforming healthcare to a broad base of consumers. Funding is the primary hurdle in that challenge.

To date, we have invested over $4,000,000 in funding to develop our platform, which includes building out science, Artificial Intelligence and bringing in initial consumers.
Market forces are driving the opportunity for new health technology to support the 78 million baby boomer population, and the 84 million Gen X population, who are spending billions on their health and wellness.

With insurance companies and physicians focusing on preventative care, the market for preventative technology is ripe for disruption.

New technology is paving the way for health tools with a 500% growth in Mobile Health Apps in 2014, a $2B Health App Market in 2016 and a projected $23.5B market by 2018.

We are well positioned with our leading technology and our strong management team.

We have invested significantly and created competitive advantages with our researchers, scientists and leading developers over a number of years by funding our proprietary, patent-pending A.I./logic.

It takes years and extensive capital to develop software to drive this solution-based approach - plus qualified scientists, committed doctors and cutting edge developers to maintain the integrity of the program.

It also takes creative and collaborative marketing partners in order to drive users to the site.

Because of these barriers to entry, there are currently limited competitors in the personalized health platform space.

Please Join Us And Our Movement To Empower The Shift To Personalized Health Care.

We need all the support we can get to take on our massive, Goliath sick care system and shift our one size fits all disease management system to true personalization that gets to the underlying root cause of health issues and concerns!

"It's a remarkable self-care tool that helps empower people with the knowledge needed to make well-informed decisions on how to best care for themselves."

Dr. Rob Ivker

Co-Founder, American Board of Integrative Holistic Medicine
Best-selling author, Sinus Survival, 4 editions

"IQYOU is an important new development which will assist in defining risks, but also how to manage those risks.

The individualized food and recipes area will also simplify life for many who are always searching for what is safe for them to eat."

Dr. Tom O'Brien

Founder of thedr.com
Recognized as the Global Leader in Gluten Solutions

4 Ways To Join The Healthcare Revolution

Today, we are only asking for your interest in becoming a shareholder. In the future, when we are live with our Regulation A funding, that is the time we will ask you to invest and have stock ownership in IQYOU!

Choose Your Interest Level Below

We're not asking for any investment dollars today.

BRONZE PARTNER

STARTING AT:

$

198

Invest between $198 - $497

- **Lifetime Members Only Area Access**
($7,500 Value)

- **Basic Health and Wellness information**
($425 Value)
- **1-time Free Shipping Coupon**
($15 Value)
- **1-time 25% Off Product Coupon**
($20 Value)
- **3-months access to IQYOU**
($450 Value)

- ***Total Value of $8,410***

I'm Interested In The Bronze Partner Package Click To Raise Hand

SILVER PARTNER

STARTING AT:
$
498

Invest between $498 - $998

- **Lifetime Members Only Area Access**
($7,500 Value)

- **Basic Health and Wellness information**
($425 Value)
- **3-time Free Shipping Coupon**
($45 Value)
- **3-time 25% Off Product Coupon**
($60 Value)
- **Full Access to "Ask the Expert" (Clinical Specialist)**
($7,500 Value)
- **1-year access to IQYOU**
($1800 Value)

- **Total Value of $17,330**

I'm Interested In The Silver Partner Package Click To Raise Hand

GOLD PARTNER

STARTING AT:
$

999

Invest between $999- $2,498

- **Lifetime Members Only Area Access**
($7,500 Value)

- **Basic Health and Wellness information**
($425 Value)
- **10-time Free Shipping Coupon**
($150 Value)
- **10-time 25% Off Product Coupon**
($200 Value)
- **Full access to "Ask the Expert" (Clinical Specialist)**
($7,500 Value)
- **3-year access to IQYOU**
($540 Value)
- **"Live Nutritionist" access (Multiple Monthly Sessions)**
($7,500 Value)
- **Full Access to Dr. Pizzorno and other Thought Leaders Live Webinars**
($8,985 Value)

- **Total Value of $32,800**

I'm Interested In The Gold Partner Package Click To Raise Hand

PLATINUM PARTNER

STARTING AT:

$

2,499

Invest a minimum of $2,499

** higher levels of investment available*

- **Lifetime Members Only Area Access**
($7,500 Value)

- **Thought Leadership of Health and Wellness information**
($4,975 Value)
- **Lifetime Free Shipping**
($2,700 Value)
- **Lifetime 25% Off Products**
($7,500 Value)

- **Full access to "Ask the Expert" (Clinical Specialist)**
  ($7,500 Value)
- **Lifetime membership to IQYOU**
  ($3,885 Value)
- **"Live Nutritionist" access (Multiple Monthly Sessions)**
  ($7,500 Value)
- **Full Access to Dr. Pizzorno & other Thought Leaders Live Webinars**
  ($8,985 Value)

- **Total Value of $43,250**

I'm Interested In The Platinum Partner Package Click To Raise Hand

Remember. We are not asking for investment dollars today. Only your level of interest.

Your Valued Investment Will Be Used For:

Platform Testing

To enhance the science and testing/genomics making up the IQYOU platform, and to optimize the user experience.

Strategic Marketing

Engage customers through strategic content and enhanced marketing communications.

Customer Support

Build our internal team to support health care practitioners so we can provide added value to our valued customers.

In the United States alone, over 30,000 people die each year due to misdiagnosed symptoms and misprescribed drugs. An additional 125,000 Americans die each year simply because they do not want to take, or cannot afford, their prescribed medications, a problem that costs the U.S. an estimated $290 Billion annually.

We want to make it easy to lend your support, so that we can change those negative trends in healthcare as soon as possible.

Right now, the average cost of a medical visit is just under $200.

For roughly the same investment (starting at $198), **you can play a major part in changing the healthcare system, for good.**

I'm Interested In Joining The Healthcare Revolution

Bringing Investors And Small Business Together With Crowdfunding

When you join us in this Crowdfunding mission, you are becoming a part of something that could change the way people experience healthcare.

Until recently, ordinary people were generally shut out of funding early-stage companies because federal securities laws prevented private placements like this from being advertised in public and sales could only be to so-called accredited investors.

Reg A+ (Crowdfunding IPO) of the American JOBS Act was created to help revive the small cap market by allowing early stage growth companies to raise up to $50 million in a public offering.

The crowdfunding process provides streamlined and lower-cost access to the capital markets for the issuer (IQYOU) and gives the investor (you) the opportunity to participate in the IPO with a potentially high growth company.

The JOBS Act is changing the investing landscape for the better, for issuers and investors alike who can invest with confidence thanks to the transparency provided by the audited financials and ongoing reporting required under Tier 2 Offerings.

Real People Benefit When You Support IQYOU

"I received more feedback for free than I did in paying for a $1,400 health report from my doctor."

James B., Los Angeles, CA
IQYOU Customer

"Dr. Pizzorno has been a visionary in shaping the future for science-based functional medicine.

IQYOU will be his lasting legacy to help people from all over the world to make positive changes in their health.

I'm fortunate to have this opportunity to provide my input into this valuable platform."

Dr. Nalini Chilkov, L.Ac., O.M.D.
Founder, Integrative Cancer Answers
Best Selling Author: 32 Ways to Outsmart Cancer
Huffington Post Contributor, Speaker on ABC, NBC and recognized leader in OutSmart Cancer Programs

I'm Interested In Joining The Healthcare Revolution

IthrivePH, Inc is “testing the waters” for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

Copyright © 2017

Hello Michele,

Thank you for your interest in investing in IQYOU - the revolutionary, HIPAA-compliant health solution now in development that empowers you and your family with the knowledge to take ownership of your health!

Please keep an eye out for additional emails coming soon about IQYOU and how you can be part of this significant opportunity to vastly improve your personalized health.

With your support, IQYOU will become the platform that disrupts the 'one size fits all' health care system and puts personalized health insights into your pocket.

It's easy to see why we're so excited to share IQYOU, and to gain your support.

Truth is, we are the 'sickest generation', ever.

Over half of adults suffer from a chronic disease.

Plus, 1 in 3 Americans are prediabetic, a condition if left untreated often leads to Type 2 Diabetes within 5 years.

This is an unnecessary death sentence, now completely under our control.

With your support, we will empower families with personalized health information allowing the next generation -- including your own children, and grandchildren -- to enjoy life as the 'healthiest generation', yet.

I know we can count on your support when the time comes, Michele.

When we are ready to accept investment, we will send you a private email message with details on how to choose your investment level.

Keep your eyes open so you don't miss out on your chance to make a difference.

To learn more about IQYOU, click here.

Thank You,

Marc Isaacson
Founder, CEO, and Director

IthrivePH, Inc is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

smart&simple

IQYOU

Hey Michele,

In the United States alone, over 30,000 people die each year due to misdiagnosed symptoms and misprescribed drugs.

An additional 125,000 Americans die each year simply because they do not want to take, or cannot afford, their prescribed medications.

This is a problem that costs the U.S. an estimated $290 Billion annually.

But with your help, this problem ends.

My personal experience with our failing healthcare system led me to start fighting back against our 'Goliath' medical system.

In 2012, my daughter Tess was diagnosed with childhood epilepsy.

After being tossed aroud from doctor to doctor, my wife and I were left wanting answers to what caused the problem and how to treat the condition effectively.

Though the doctors were unable to find out the "why" behind her seizures, that didn't stop them from prescribing a myriad of drugs to try and stop the seizures.

Watching the effects the medication had on her health, and her spirit, I understood how much a health platform like IQYOU could do for other people just like her.

There are millions of people just like Tess who have their own significant health conditions, simply because of their own exposure to toxins, nutrient deficiencies, food choices, and individual lifestyle habits.

To make our vision a reality, I reached out to the one person I knew that could help bring this personalized health platform to the world , Dr. Joseph E. Pizzorno.

Now, we need your support to take on our "one size fits all" disease management system and build the future of your personalized health today!

Click here to learn more about IQYOU, and how you can take part in the healthcare revolution.

Thank You,

Marc Isaacson
Founder, CEO, and Director

IthrivePH, Inc is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

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iThrive PH - Village Green Apothecary - IQYOU - Sinus Survival 5415 W. Cedar Lane, Bethesda, Maryland 20814 United States

your health smart&simple

IQYOU

Hello Michele,

It's time to have a healthcare revolution and we want you to be part of it!

It's easy to see why we're so excited to share IQYOU with you, and to gain your support. Just imagine a world with fewer prescription drugs, better informed doctors, and custom healthcare suggestions meant for you and *only* you.

It's an exciting future to imagine, and we wanted to share a little about why we think it's so important. These are just a few reasons.

Consumers want access to their health information.

Over 80% of patients in the modern healthcare system desire a higher level of transparency and a deeper understanding of their conditions and risk factors. But the current patient management systems make it very difficult to find past records, and impossible to identify risks for future illness.

IQYOU uses your unique biomarkers, genes, and habits to provide preventative insights and proactive solutions, so that you can stave off diseases and disorders before they become chronic.

Poor diagnosis and incorrectly prescribed drugs cause 30,000 deaths per year.

For generations, doctors diagnosed patients by making educated guesses based on scientific research. Unfortunately, not all doctors make the right decisions in every case, which can lead to an incorrect diagnosis, or a prescription that does more harm than good.

With your support, this could all change. IQYOU's Artificial Intelligence (AI) engine makes it possible to cross-reference your specific biomarkers and genes with over 40,000 reliable clinical studies, taking much of the human error out of healthcare.

Can we count on your support?

Do you want to help IQYOU revolutionize healthcare?

To see multiple options for supporting IQYOU, click here!

Thank you,

Marc Isaacson
Founder, CEO, and Director

IthrivePH, Inc is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

smart&simple

IQYOU

Hello Michele,

I want to thank you again for showing your support in the growth of IQYOU.

Please keep an eye out for additional emails coming soon about IQYOU and how you can be part of this significant opportunity to vastly improve your personalized health.

Now, it's easy to think of the amazing changes IQYOU is going to provide for your family.

From suggesting simple lifestyle modifications, to warning you about potentially harmful foods based on your unique biochemistry, and even suggesting diseases to screen for early…

IQYOU gives you a roadmap for *managing your health*.

But without IQYOU?

Our healthcare system is totally failing us.

The reason is simple.

Our current healthcare system does an amazing job diagnosing illnesses, performing emergency medicine and surgery to fix broken bones, replace body parts.

But our healthcare system does not effectively deal with *chronic conditions*.

In most cases, chronic conditions are simply 'managed' with a potentially harmful prescription, and a smile.

Now, thanks to your support, you will be joining the healthcare revolution.

With your help, IQYOU will provide a proactive and preventative "well-care" solution empowering you to make intelligent choices for your body's unique needs, so you can stop diseases and disorders before they become chronic.

This is the future of healthcare. And it is almost here.

I know we can count on your support when the time comes, Michele.

When we are ready to accept investment, we will send you a private email message with details on how to choose your investment level.

Keep your eyes open so you don't miss out on your chance to make a difference.

To learn more about IQYOU, click here.

Thank You,

Marc Isaacson
Founder, CEO, and Director

IthrivePH, Inc is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

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iThrive PH - Village Green Apothecary - IQYOU - Sinus Survival 5415 W. Cedar Lane, Bethesda, Maryland 20814 United States

What is going on in our healthcare system is just insanity!!!

Did you know that 80% of our health is in our own hands? There are 4 impact areas that drive chronic disease and affect our general wellbeing that most medical providers don't know and can't tell you. By understanding these factors and making changes – some quite simple, you can dramatically improve your health.

Just take a few minutes to watch our video, because nothing is more important than ensuring that each of us is the healthiest we can be, along with the ability to save tremendous cost in the healthcare system.

For the last 60-70 years, patients with the same symptoms were given mostly the same treatments and the focus was simply on managing symptoms. Rarely could doctors get to the cause of most chronic health conditions. With the incredible advancements of science, research and technology, we are entering a new era, where, in a very cost-effective way, we can help people transform their health with their one-of-a-kind, personalized roadmap.

Our team, with some of the foremost thought leading doctors in the country, have invested over $8 million to lead the transformation of healthcare. We greatly encourage you to take a quick look at this video to give you a fast understanding of how YOU can dramatically help to change healthcare and save our country well over $1 trillion in healthcare, creating a much healthier and productive America!

We are excited to share with you IQYOU™, HIPPA-compliant, cost-effective, Artificial Intelligence(AI) technology, which uses your specific biomarkers, genes, lab work, personalized questionnaire and over 40,000 reliable clinical studies to learn what works best for YOU.

Can we count on you to help IQYOU revolutionize healthcare?

To see multiple options for supporting IQYOU, click here!

I greatly appreciate your support!
Marc Isaacson
Founder and CEO

IthrivePH, Inc is "testing the waters" for a possible offering of securities under Regulation A of the JOBS Act. No money or other consideration is being solicited by the company at this time, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the offering statement is qualified, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, atany time before notice of its acceptance given after the qualification date. If you indicate interest, your indication of interest involves no obligation or commitment of any kind. If an offering statement has been filed, you may obtain a copy of the most recent version of the Preliminary Offering Circular from Kendall Almerico at Kendall A. Almerico P.A., 1440 G Street NW, Washington DC 20005 or by e-mailing info@bankroll.ventures.

Unsubscribe

iThrive PH - Village Green Apothecary - IQYOU - Sinus Survival 5415 W. Cedar Lane, Bethesda, Maryland 20814 United States